[Morgan Stanley LOGO]                                        [BEAR STEARNS LOGO]

                                   ----------

                                      TOP21

                                   ----------

                                 $1,234,953,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        WELLS FARGO NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

                                   ----------

                                 JANUARY 6, 2006

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

TRANSACTION FEATURES

o    Sellers:

------------------------------------------------------------------------------------------------
                                                                    AGGREGATE
                                          NO. OF      NO. OF        CUT-OFF       % BY AGGREGATE
                                         MORTGAGE    MORTGAGED        DATE            CUT-OFF
LOAN SELLERS                               LOANS    PROPERTIES     BALANCE ($)     DATE BALANCE
------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.       28          81         615,177,762        44.7
Morgan Stanley Mortgage Capital Inc.         31          33         337,739,030        24.5
Wells Fargo Bank, National Association       42          43         264,716,227        19.2
Principal Commercial Funding, LLC            20          20         158,359,539        11.5
------------------------------------------------------------------------------------------------
TOTAL:                                      121         177      $1,375,992,559       100.0%
------------------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $11,371,839

     o    Largest Mortgage Loan by Cut-off Date Balance: $137,000,000

     o    Five largest and ten largest loans: 37.3% and 52.9% of pool, respectively

o    Property Types:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Office         25.1%
Hospitality    13.1%
Multifamily     8.1%
Industrial      2.5%
Self Storage    1.8%
Other*          0.2%
Retail         49.2%

* "Other" includes Mixed Use and Other property types

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 2.11x

     o    Weighted average post IO debt service coverage ratio of 2.01x

     o    Weighted average current loan-to-value ratio of 56.8%; weighted average balloon loan-to-value ratio of 51.5%

o    Call Protection:

     o    70 loans (57.2% of the pool) have a lockout period ranging from 24 to
          35 payments from origination, then defeasance provisions

     o    24 loans (26.2% of the pool) have a lockout period ranging from 24 to
          36 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

     o    21 loans (7.5% of the pool) have a lockout period ranging from 26 to
          35 payments from origination, then permits a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance at least two years following securitization

     o    1 loan (7.2% of the pool) permits a prepayment with the greater of yield maintenance and a prepayment premium of 1.0% for the first 26 payments from origination followed by defeasance thereafter

     o    1 loan (0.7% of the pool) permits a prepayment with the greater of yield maintenance and a prepayment premium of 2.0% for the first 53 payments from origination followed by the greater of yield maintenance and a prepayment premium of 1.0%

     o    2 loans (0.5% of the pool) permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%

     o    1 loan (0.4% of the pool) has a lockout period of 27 payments, then yield maintenance

     o    1 loan (0.3% of the pool) permits a prepayment with the greater of yield maintenance and a prepayment premium of 1.0% for the first 35 payments from origination then permits a prepayment with the greater of yield maintenance and a prepayment premium of 1.0% or defeasance

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying
     Agent's website at etrustee.net.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        2

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------------
         APPROXIMATE                                                               EXPECTED      APPROXIMATE
           INITIAL     APPROXIMATE                                                   FINAL         INITIAL     CERTIFICATE
         CERTIFICATE      CREDIT        RATINGS        AVERAGE      PRINCIPAL    DISTRIBUTION   PASS-THROUGH   PRINCIPAL TO
CLASS    BALANCE(1)     SUPPORT(2)   (MOODY'S/S&P)   LIFE(3)(4)   WINDOW(3)(5)      DATE(3)        RATE(6)     VALUE RATIO(7)
-----------------------------------------------------------------------------------------------------------------------------

A-1     $ 84,000,000     27.000%        Aaa/AAA         3.39           1-54        7/12/2010%            41.46%
-----------------------------------------------------------------------------------------------------------------------------
A-2     $251,300,000     27.000%        Aaa/AAA         4.76          54-60        1/12/2011%            41.46%
-----------------------------------------------------------------------------------------------------------------------------
A-3     $ 94,000,000     27.000%        Aaa/AAA         6.75          81-83       12/12/2012%            41.46%
-----------------------------------------------------------------------------------------------------------------------------
A-AB    $ 75,000,000     27.000%        Aaa/AAA         6.67          60-107      12/12/2014%            41.46%
-----------------------------------------------------------------------------------------------------------------------------
A-4     $500,174,000     27.000%        Aaa/AAA         9.65         107-118      11/12/2015%            41.46%
-----------------------------------------------------------------------------------------------------------------------------
A-M     $137,599,000     17.000%        Aaa/AAA         9.83         118-119      12/12/2015%            47.14%
-----------------------------------------------------------------------------------------------------------------------------
A-J     $ 92,880,000     10.250%        Aaa/AAA         9.87         119-119      12/12/2015%            50.98%
-----------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(8)

-----------------------------------------------------------------------------------------------------------------------------------
              APPROXIMATE
                INITIAL
              CERTIFICATE                                                                   EXPECTED      APPROXIMATE   CERTIFICATE
              BALANCE OR                                                                      FINAL         INITIAL      PRINCIPAL
               NOTIONAL        APPROXIMATE       RATINGS        AVERAGE      PRINCIPAL    DISTRIBUTION   PASS-THROUGH     TO VALUE
CLASS          AMOUNT(1)     CREDIT SUPPORT   (MOODY'S/S&P)   LIFE(3)(4)   WINDOW(3)(5)      DATE(3)        RATE(6)       RATIO(7)
-----------------------------------------------------------------------------------------------------------------------------------

X(9)        $1,375,992,558          --           Aaa/AAA            --             --              --          %              --
-----------------------------------------------------------------------------------------------------------------------------------
B           $   25,800,000       8.375%           Aa2/AA          9.91        119-120       1/12/2016%           52.04%
-----------------------------------------------------------------------------------------------------------------------------------
C           $   15,480,000       7.250%          Aa3/AA-          9.95        120-120       1/12/2016%           52.68%
-----------------------------------------------------------------------------------------------------------------------------------
D           $   20,639,000       5.750%            A2/A           9.95        120-120       1/12/2016%           53.53%
-----------------------------------------------------------------------------------------------------------------------------------
E           $   10,320,000       5.000%           A3/A-           9.95        120-120       1/12/2016%           53.96%
-----------------------------------------------------------------------------------------------------------------------------------
F           $   13,760,000       4.000%         Baa1/BBB+         9.95        120-120       1/12/2016%           54.53%
-----------------------------------------------------------------------------------------------------------------------------------
G           $   10,320,000       3.250%          Baa2/BBB         9.95        120-120       1/12/2016%           54.95%
-----------------------------------------------------------------------------------------------------------------------------------
H           $   12,040,000       2.375%          Baa3/BBB-       12.12        120-175       8/12/2020%           55.45%
-----------------------------------------------------------------------------------------------------------------------------------
J - P       $   32,680,558          --              --             --              --              --         --              --
-----------------------------------------------------------------------------------------------------------------------------------
MM-NA(10)   $   28,000,000          --              --             --              --              --         --              --
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  As of January 1, 2006. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2)  The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, A-2, A-3, A-AB and A-4 Certificates
     represent the approximate credit support for the Class A-1, A-2, A-3, A-AB and A-4 Certificates in the aggregate. The credit support percentages do not include the Class MM-NA Certificates.

(3)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Prospectus Supplement

(4)  Average life is expressed in terms of years.

(5)  Principal window is the period (expressed in terms of months and commencing with the month of February 2006) during which distributions of principal are expected to be made to the holders of each designated Class.

(6)  The Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H
     Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or,
     (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X
     Certificates will accrue interest at a variable rate.

(7)  Certificate Principal to Value Ratio is calculated by dividing each Class's
     Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1, A-2, A-3, A-AB and A-4 Certificate
     Principal to Value Ratio is calculated based upon the aggregate of the
     Class A-1, A-2, A-3, A-AB and A-4 Certificate Balances.

(8)  Not offered pursuant to the Prospectus and Prospectus Supplement.
     Certificates to be offered privately pursuant to Rule 144A. Information provided herein regarding the characteristics of these certificates is provided only to enhance understanding of the offered certificates.

(9)  The Class X Notional Amount will at all times be equal to the aggregate of the certificate balances of the classes of principal balance certificates.

(10) Mortgage Loan No. 1 Monmouth Mall, has been divided into a pooled senior component and a non-pooled subordinate component. The Class MM-NA
     Certificates only have an interest in the non-pooled subordinate component and do not represent an interest in any other mortgage loan. No other Class of Certificates has an interest in the subordinate non-pooled component.
     Consequently, the Class MM-NA Certificates and the subordinate non-pooled component are disregarded for all purposes in this Term Sheet.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        3

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

I. ISSUE CHARACTERISTICS

   ISSUE TYPE:                   Public: Classes A-1, A-2, A-3, A-AB, A-4, A-M
                                 and A-J (the "Offered Certificates")

                                 Private (Rule 144A): Classes X, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O, P and MM-NA

   SECURITIES OFFERED:           $1,234,953,000 monthly pay, multi-class,
                                 sequential pay commercial mortgage REMIC
                                 Pass-Through Certificates, including seven
                                 principal and interest classes (Classes A-1,
                                 A-2, A-3, A-AB, A-4, A-M and A-J)

   SELLERS:                      Bear Stearns Commercial Mortgage, Inc., Morgan
                                 Stanley Mortgage Capital Inc., Wells Fargo
                                 Bank, National Association, and Principal
                                 Commercial Funding, LLC.

   CO-LEAD BOOKRUNNING
   MANAGERS:                     Morgan Stanley & Co. Incorporated and Bear,
                                 Stearns & Co. Inc.

   MASTER SERVICER:              Wells Fargo Bank, National Association

   PRIMARY SERVICERS:            Principal Global Investors, LLC (with respect
                                 to the individual loans sold by Principal
                                 Commercial Funding, LLC); Wells Fargo Bank,
                                 National Association (with respect to the
                                 individual loans sold by it, Morgan Stanley
                                 Mortgage Capital Inc., and Bear Stearns
                                 Commercial Mortgage, Inc.).

   SPECIAL SERVICER:             ARCap Servicing, Inc.

   TRUSTEE:                      LaSalle Bank National Association

   PAYING AGENT AND REGISTRAR:   Wells Fargo Bank, National Association

   CUT-OFF DATE:                 January 1, 2006. For purposes of the
                                 information contained in this term sheet,
                                 scheduled payments due in January 2006 with
                                 respect to mortgage loans not having payment
                                 dates on the first day of each month have been
                                 deemed received on January 1, 2006, not the
                                 actual day on which such scheduled payments
                                 were due.

   EXPECTED CLOSING DATE:        On or about January 30, 2006

   DISTRIBUTION DATES:           The 12th of each month, commencing in February
                                 2006 (or if the 12th is not a business day, the
                                 next succeeding business day)

   MINIMUM DENOMINATIONS:        $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                 A-M and A-J Certificates and $100,000 for all
                                 other Offered Certificates and in multiples of
                                 $1 thereafter

   SETTLEMENT TERMS:             DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest

   LEGAL/REGULATORY STATUS:      Classes A-1, A-2, A-3, A-AB, A-4, A-M and A-J
                                 are expected to be eligible for exemptive
                                 relief under ERISA. No Class of Certificates is
                                 SMMEA eligible.

   RISK FACTORS:                 THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        4

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

II. CLASS X CHARACTERISTICS

Class X Notional Amount:         The Notional Amount of the Class X Certificates
                                 will be equal to the aggregate of the
                                 Certificate Balances of the classes of
                                 Principal Balance Certificates outstanding from
                                 time to time.

Class X Pass-Through Rate:       The Pass-Through Rate applicable to the Class X
                                 Certificates for each Distribution Date will
                                 equal the weighted average of the respective
                                 strip rates (the "Class X Strip Rates") at
                                 which interest accrues from time to time on the
                                 respective components of the total Notional
                                 Amount of the Class X Certificates outstanding
                                 immediately prior to the related Distribution
                                 Date (weighted on the basis of the respective
                                 balances of such components outstanding
                                 immediately prior to such Distribution Date).
                                 Each of those components will be comprised of
                                 the related class of the Principal Balance
                                 Certificates.

                                 For any Distribution Date, the applicable Class
                                 X Strip Rate with respect to each such
                                 component will equal the excess, if any, of (a)
                                 the Weighted Average Net Mortgage Rate for such
                                 Distribution Date, over (b) the Pass-Through
                                 Rate for such Distribution Date for the related
                                 class of Principal Balances Certificates. Under
                                 no circumstances will any Class X Strip Rate be
                                 less than zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        5

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

Yield Maintenance/Prepayment     Any Prepayment Premiums/Yield Maintenance
Premium Allocation:              Charges collected with respect to a Mortgage
                                 Loan during any particular Collection Period
                                 will be distributed to the holders of each
                                 Class of Principal Balance Certificates (other
                                 than an excluded class as defined below) then
                                 entitled to distributions of principal on such
                                 Distribution Date in an amount equal to the
                                 lesser of (i) such Prepayment Premium/Yield
                                 Maintenance Charge and (ii) the Prepayment
                                 Premium/Yield Maintenance Charge multiplied by
                                 the product of (a) a fraction, the numerator of
                                 which is equal to the amount of principal
                                 distributed to the holders of that Class on the
                                 Distribution Date, and the denominator of which
                                 is the total principal distributed on that
                                 Distribution Date, and (b) a fraction not
                                 greater than one, the numerator of which is
                                 equal to the excess, if any, of the
                                 Pass-Through Rate applicable to that Class,
                                 over the relevant Discount Rate (as defined in
                                 the Free Writing Prospectus dated the date
                                 hereof), and the denominator of which is equal
                                 to the excess, if any, of the Mortgage Rate of
                                 the Mortgage Loan that prepaid, over the
                                 relevant Discount Rate.

                                 The portion, if any, of the Prepayment
                                 Premium/Yield Maintenance Charge remaining
                                 after such payments to the holders of the
                                 Principal Balance Certificates will be
                                 distributed to the holders of the Class X
                                 Certificates. For the purposes of the
                                 foregoing, the Class J Certificates and below
                                 are the excluded classes.

                                 The following is an example of the Prepayment
                                 Premium Allocation under (ii) above based on
                                 the information contained herein and the
                                 following assumptions:

                                 Two Classes of Certificates: Class A-2 and X

                                 The characteristics of the Mortgage Loan being
                                 prepaid are as follows:

                                      o    Loan Balance: $10,000,000

                                      o    Mortgage Rate: 5.30%

                                      o    Maturity Date: 5 years

                                 The Discount Rate is equal to 4.30%

                                 The Class A-2 Pass-Through Rate is equal to
                                 5.00%

                                                            CLASS A-2 CERTIFICATES
                                 ---------------------------------------------------------------------------
                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                     METHOD                         FRACTION      ALLOCATION
                                 ---------------------------------------------   -------------   -----------

                                 (Class A-2 Pass-Through Rate - Discount Rate)   (5.00%-4.30%)
                                 ---------------------------------------------   -------------      70.00%
                                        (Mortgage Rate - Discount Rate)          (5.30%-4.30%)

                                                  CLASS X CERTIFICATES
                                 -----------------------------------------------------
                                                                              YIELD
                                                                           MAINTENANCE
                                           METHOD              FRACTION     ALLOCATION
                                 --------------------------   ----------   -----------

                                 (1 - Class A-2 Allocation)   (1-70.00%)      30.00%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        6

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

III. COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

-------------------------------------------------------------------------------------------------------------------
           MORTGAGE
MORTGAGE     LOAN                                                                                CUT-OFF      % OF
LOAN NO.    SELLER    PROPERTY NAME                CITY               STATE    PROPERTY TYPE   DATE BALANCE   POOL
-------------------------------------------------------------------------------------------------------------------

     1       BSCMI    Monmouth Mall                Eatontown            NJ     Retail          $137,000,000   10.0%
-------------------------------------------------------------------------------------------------------------------
     2       MSMC     Alderwood Mall               Lynnwood             WA     Retail          $107,890,085    7.8%
-------------------------------------------------------------------------------------------------------------------
     3       BSCMI    SBC - Hoffman Estates        Hoffman Estates      IL     Office          $102,240,720    7.4%
-------------------------------------------------------------------------------------------------------------------
  4 - 33     BSCMI    InTown Suites Portfolio(1)   Various           Various   Hospitality     $ 99,678,203    7.2%
-------------------------------------------------------------------------------------------------------------------
 34 - 58     BSCMI    Mervyns Portfolio(2)         Various           Various   Retail          $ 66,810,000    4.9%
-------------------------------------------------------------------------------------------------------------------
    59        WFB     Eastland Mall                Bloomington          IL     Retail          $ 59,400,000    4.3%
-------------------------------------------------------------------------------------------------------------------
    60        PCF     University Town Centre       Morgantown           WV     Retail          $ 52,000,000    3.8%
-------------------------------------------------------------------------------------------------------------------
    61       MSMC     Driskill Hotel               Austin               TX     Hospitality     $ 37,125,000    2.7%
-------------------------------------------------------------------------------------------------------------------
    62       MSMC     Plaza East                   New York             NY     Multifamily     $ 35,300,000    2.6%
-------------------------------------------------------------------------------------------------------------------
    63        WFB     West Palm Beach Marriott     West Palm Beach      FL     Hospitality     $ 30,000,000    2.2%
-------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                  $727,444,007   52.9%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                      DSCR    CUT-OFF
MORTGAGE                       LOAN PER             POST IO     DATE    BALLOON
LOAN NO.   UNITS/SF/ROOMS   UNIT/SF/ROOMS    DSCR    PERIOD     LTV       LTV
-------------------------------------------------------------------------------

     1          980,487        $    140     2.15x    1.75x     55.0%     51.1%
-------------------------------------------------------------------------------
     2          564,856        $    375     1.82x    1.82x     48.6%     45.2%
-------------------------------------------------------------------------------
     3        1,690,214        $    119     2.27x    2.27x     59.2%     59.2%
-------------------------------------------------------------------------------
  4 - 33          3,791        $ 26,293     1.97x    1.97x     58.3%     44.4%
-------------------------------------------------------------------------------
 34 - 58      1,896,968        $     69     2.46x    2.46x     55.8%     55.8%
-------------------------------------------------------------------------------
    59          644,189        $     92     1.56x    1.56x     75.2%     75.2%
-------------------------------------------------------------------------------
    60          387,564        $    134     1.43x    1.19x     74.7%     66.0%
-------------------------------------------------------------------------------
    61              188        $197,473     1.81x    1.51x     61.9%     59.6%
-------------------------------------------------------------------------------
    62              199        $177,387     1.46x    1.46x     51.0%     51.0%
-------------------------------------------------------------------------------
    63              352        $ 85,227     3.64x    2.94x     44.5%     41.2%
-------------------------------------------------------------------------------
                                            2.03X    1.90X     57.9%     53.9%
-------------------------------------------------------------------------------

(1)  With respect to InTown Suites Portfolio, the mortgage loan is secured by 30 properties located throughout the United States; all information listed in the above table reflects aggregate values based on the underlying mortgaged properties. Please refer to Appendix II of the Prospectus Supplement for further information pertaining to the individual properties.

(2)  With respect to Mervyns Portfolio, the mortgage loan is secured by 25 properties located throughout the United States; all information listed in the above table reflects aggregate values based on the underlying mortgaged properties. Please refer to Appendix II of the Prospectus Supplement for further information pertaining to the individual properties.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        7

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

IV. COLLATERAL DESCRIPTION

                                  5 YEAR LOANS

----------------------------------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                                  CUT-OFF      % OF
MORTGAGE     LOAN                                                                    PROPERTY         DATE       TOTAL   UNITS/SF/
LOAN NO.    SELLER              PROPERTY NAME                   CITY        STATE      TYPE          BALANCE      POOL     ROOMS
----------------------------------------------------------------------------------------------------------------------------------

     2        MSMC    Alderwood Mall                      Lynnwood            WA    Retail        $107,890,085    7.8%     564,856
----------------------------------------------------------------------------------------------------------------------------------
     3       BSCMI    SBC - Hoffman Estates               Hoffman Estates     IL    Office        $102,240,720    7.4%   1,690,214
----------------------------------------------------------------------------------------------------------------------------------
    61        MSMC    Driskill Hotel                      Austin              TX    Hospitality   $ 37,125,000    2.7%         188
----------------------------------------------------------------------------------------------------------------------------------
    75       BSCMI    Seekonk Power Center                Seekonk             MA    Retail        $ 13,650,000    1.0%     105,940
----------------------------------------------------------------------------------------------------------------------------------
    76       BSCMI    Southpark Meadows Shopping Center   Austin              TX    Retail        $ 12,663,000    0.9%     259,980
----------------------------------------------------------------------------------------------------------------------------------
    86       BSCMI    Timekeeper Building                 New York            NY    Office        $  9,500,000    0.7%      34,574
----------------------------------------------------------------------------------------------------------------------------------
    90       BSCMI    Broadway Center                     Bangor              ME    Retail        $  8,379,250    0.6%     183,083
----------------------------------------------------------------------------------------------------------------------------------
   129        WFB     Coronado Square                     Universal City      TX    Retail        $  3,077,593    0.2%      65,287
----------------------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                     $294,525,647   21.4%
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
           LOAN PER             DSCR    CUT-OFF             REM.     REM.
MORTGAGE   UNIT/SF/           POST IO     DATE    BALLOON    IO     TERM TO
LOAN NO.     ROOMS     DSCR    PERIOD     LTV       LTV     TERM   MATURITY
---------------------------------------------------------------------------

     2     $    375   1.82x    1.82x     48.6%     45.2%     NAP      54
---------------------------------------------------------------------------
     3     $    119   2.27x    2.27x     59.2%     59.2%      59      59
---------------------------------------------------------------------------
    61     $197,473   1.81x    1.51x     61.9%     59.6%      22      58
---------------------------------------------------------------------------
    75     $    129   2.12x    2.12x     56.9%     56.9%      60      60
---------------------------------------------------------------------------
    76     $     49   2.50x    2.50x     54.6%     54.6%      59      59
---------------------------------------------------------------------------
    86     $    275   1.36x    1.36x     73.1%     73.1%      59      59
---------------------------------------------------------------------------
    90     $     46   2.28x    2.28x     52.6%     52.6%      59      59
---------------------------------------------------------------------------
   129     $     47   1.42x    1.42x     69.9%     65.8%     NAP      59
---------------------------------------------------------------------------
                      2.01X    1.97X     55.7%     54.1%              57
---------------------------------------------------------------------------

                                  7 YEAR LOANS

---------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                     CUT-OFF      % OF
MORTGAGE     LOAN                                                         PROPERTY       DATE       TOTAL
LOAN NO.    SELLER           PROPERTY NAME            CITY       STATE      TYPE        BALANCE      POOL
---------------------------------------------------------------------------------------------------------

34 - 58      BSCMI    Mervyns Portfolio            Various      Various   Retail     $ 66,810,000    4.9%
---------------------------------------------------------------------------------------------------------
   67        BSCMI    ACE Hardware Headquarters    Oak Brook       IL     Office     $ 21,450,000    1.6%
---------------------------------------------------------------------------------------------------------
   68        BSCMI    Wells Fargo Indiana Center   Fort Wayne      IN     Office     $ 20,850,000    1.5%
---------------------------------------------------------------------------------------------------------
   98        BSCMI    Heather Island Plaza         Ocala           FL     Retail     $  6,155,000    0.4%
---------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                        $115,265,000    8.4%
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                          DSCR                         REM.      REM.
MORTGAGE                LOAN            POST IO   CUT-OFF    BALLOON    IO     TERM TO
LOAN NO.       SF      PER SF    DSCR    PERIOD   DATE LTV     LTV     TERM   MATURITY
--------------------------------------------------------------------------------------

34 - 58    1,896,968    $ 69    2.46x    2.46x      55.8%     55.8%     81       81
--------------------------------------------------------------------------------------
   67        206,030    $104    2.16x    2.16x      53.0%     53.0%     71       71
--------------------------------------------------------------------------------------
   68        139,701    $149    2.02x    2.02x      59.9%     59.9%     83       83
--------------------------------------------------------------------------------------
   98         70,970    $ 87    1.86x    1.86x      62.2%     62.2%     83       83
--------------------------------------------------------------------------------------
                                2.29X    2.29X      56.4%     56.4%              80
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        8

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

                         PARI PASSU AND COMPANION LOANS

-----------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   PROPERTY NAME           ORIGINAL A-NOTE BALANCES     TRANSACTION        SPECIAL SERVICER      B-NOTE BALANCE
-----------------------------------------------------------------------------------------------------------------------

    2      Alderwood Mall                $108,630,000         MSCI 2006-TOP21   ARCap Servicing, Inc.*     $55,000,000
                                         $104,370,000               TBD                   TBD
-----------------------------------------------------------------------------------------------------------------------
    3      SBC - Hoffman Estates         $102,240,720         MSCI 2006-TOP21   ARCap Servicing, Inc.*         NAP
                                         $ 98,231,280               TBD                   TBD
-----------------------------------------------------------------------------------------------------------------------
 34 - 58   Mervyns Portfolio             $ 66,810,000         MSCI 2006-TOP21   ARCap Servicing, Inc.*         NAP
                                         $ 64,190,000               TBD                   TBD
-----------------------------------------------------------------------------------------------------------------------

* Denotes lead special servicer

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                        9

                          $1,234,953,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP21

CUT-OFF DATE BALANCE ($)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
1 - 1,000,000                         5         4,126,142     0.3
1,000,001 - 2,000,000                31        46,959,106     3.4
2,000,001 - 3,000,000                11        27,150,135     2.0
3,000,001 - 4,000,000                12        41,174,787     3.0
4,000,001 - 5,000,000                11        49,403,619     3.6
5,000,001 - 6,000,000                 5        28,208,984     2.1
6,000,001 - 7,000,000                 6        39,695,000     2.9
7,000,001 - 8,000,000                 2        14,250,000     1.0
8,000,001 - 9,000,000                 5        42,555,297     3.1
9,000,001 - 10,000,000                5        48,645,575     3.5
10,000,001 - 15,000,000               9       112,677,231     8.2
15,000,001 - 20,000,000               4        71,442,727     5.2
20,000,001 - 30,000,000               6       152,259,947    11.1
30,000,001 <=                         9       697,444,007    50.7
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 719,433   Max: 137,000,000   Average: 11,371,839
-----------------------------------------------------------------

STATE

-------------------------------------------------------------------
                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
-------------------------------------------------------------------
California - Southern                 29        144,830,023    10.5
California - Northern                 20         67,143,988     4.9
Illinois                               4        187,557,194    13.6
New Jersey                             6        153,121,824    11.1
Texas                                 26        138,476,872    10.1
Washington                             3        111,640,085     8.1
New York                               7         98,770,943     7.2
Florida                                9         72,680,852     5.3
West Virginia                          1         52,000,000     3.8
Arizona                                6         39,480,202     2.9
North Carolina                         3         30,712,188     2.2
Other                                 63        279,578,388    20.3
-------------------------------------------------------------------
TOTAL:                               177      1,375,992,559   100.0
-------------------------------------------------------------------

PROPERTY TYPE

-------------------------------------------------------------------
                                   NO. OF       AGGREGATE
                                 MORTGAGED     CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
-------------------------------------------------------------------
Retail                                83        676,943,000    49.2
Office                                28        345,539,999    25.1
Hospitality                           34        179,803,203    13.1
Multifamily                           11        111,405,696     8.1
Industrial                            11         34,348,270     2.5
Self Storage                           8         25,443,029     1.8
Mixed Use                              1          1,750,000     0.1
Other                                  1            759,362     0.1
-------------------------------------------------------------------
TOTAL:                               177      1,375,992,559   100.0
-------------------------------------------------------------------

MORTGAGE RATE (%)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS       BALANCE ($)    POOL
-----------------------------------------------------------------
4.501 - 5.000                        15       391,222,271    28.4
5.001 - 5.500                        48       581,710,201    42.3
5.501 - 6.000                        48       356,542,057    25.9
6.001 - 6.500                         9        45,246,494     3.3
6.501 - 7.000                         1         1,271,536     0.1
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 4.714   Max: 6.650   Wtd Avg: 5.338
-----------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1 - 60                                8       294,525,647    21.4
61 - 120                            104     1,027,506,560    74.7
121 - 180                             4        19,173,955     1.4
181 - 240                             5        34,786,397     2.5
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 60   Max: 240   Wtd Avg: 107
-----------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
1 - 60                                8       294,525,647    21.4
61 - 120                            104     1,027,506,560    74.7
121 - 180                             4        19,173,955     1.4
181 - 240                             5        34,786,397     2.5
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 54   Max: 239   Wtd Avg: 105
-----------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
Interest Only                        30       503,132,970    36.6
121 - 180                             2         2,621,180     0.2
181 - 240                             7        15,560,449     1.1
241 - 360                            81       839,197,789    61.0
361 >=                                1        15,480,171     1.1
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Non Zero Min: 180   Max: 540   Non Zero Wtd Avg: 349
-----------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
Interest Only                        30       503,132,970    36.6
121 - 180                             2         2,621,180     0.2
181 - 240                             7        15,560,449     1.1
241 - 360                            81       839,197,789    61.0
361 >=                                1        15,480,171     1.1
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Non Zero Min: 179   Max: 537   Non Zero Wtd Avg: 347
-----------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
0.0 - 20.0                            3        23,701,445     1.7
20.1 - 30.0                           5        20,171,941     1.5
30.1 - 40.0                           8        27,431,134     2.0
40.1 - 50.0                          27       250,861,290    18.2
50.1 - 60.0                          30       636,101,491    46.2
60.1 - 70.0                          27       223,292,274    16.2
70.1 - 80.0                          21       194,432,984    14.1
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 6.8   Max: 80.0   Wtd Avg: 56.8
-----------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
0.0 - 10.0                            7        24,877,629     1.8
10.1 - 20.0                           3        10,972,980     0.8
20.1 - 30.0                           7        53,439,955     3.9
30.1 - 40.0                          15        36,861,613     2.7
40.1 - 50.0                          31       406,456,004    29.5
50.1 - 60.0                          37       582,447,807    42.3
60.1 - 70.0                          18       184,836,572    13.4
70.1 - 80.0                           3        76,100,000     5.5
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 0.5   Max: 75.2   Wtd Avg: 51.5
-----------------------------------------------------------------

CURRENT DEBT SERVICE COVERAGE RATIO (X)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
<= 1.20                               1         6,040,000     0.4
1.21 - 1.30                           6        21,861,314     1.6
1.31 - 1.40                          17        68,006,669     4.9
1.41 - 1.50                          13       145,349,533    10.6
1.51 - 1.60                          12       145,893,680    10.6
1.61 - 1.70                           5        25,098,639     1.8
1.71 - 1.80                           9        59,722,327     4.3
1.81 >=                              58       904,020,397    65.7
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 1.20   Max: 13.94   Wtd Avg: 2.11
-----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

-----------------------------------------------------------------
                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
<= 1.20                               3        65,090,000     4.7
1.21 - 1.30                           9        57,661,314     4.2
1.31 - 1.40                          19        77,181,669     5.6
1.41 - 1.50                          16       124,249,533     9.0
1.51 - 1.60                          12       165,918,680    12.1
1.61 - 1.70                           6        39,923,639     2.9
1.71 - 1.80                           6       158,722,327    11.5
1.81 >=                              50       687,245,397    49.9
-----------------------------------------------------------------
TOTAL:                              121     1,375,992,559   100.0
-----------------------------------------------------------------
Min: 1.18   Max: 13.94   Wtd Avg: 2.01
-----------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       10

                          $1,234,953,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-TOP21

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

--------------------------------------------------------------------------------------------------------------
Prepayment Restrictions        JAN-06           JAN-07           JAN-08           JAN-09           JAN-10
--------------------------------------------------------------------------------------------------------------

Locked Out                          98.52%           98.52%           88.45%           64.17%           56.48%
Greater of YM and 2.00%              0.69%            0.69%            0.70%            0.70%            0.71%
Greater of YM and 1.00%              0.79%            0.78%           10.50%           34.79%           34.91%
Yield Maintenance                    0.00%            0.00%            0.35%            0.34%            0.34%
--------------------------------------------------------------------------------------------------------------
Yield Maintenance Total              1.48%            1.48%           11.55%           35.83%           35.96%
--------------------------------------------------------------------------------------------------------------
Open                                 0.00%            0.00%            0.00%            0.00%            7.56%
--------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,375,992,559   $1,368,380,186   $1,359,614,480   $1,349,136,294   $1,337,646,358
% Initial Pool Balance             100.00%           99.45%           98.81%           98.05%           97.21%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Prepayment Restrictions        JAN-11           JAN-12          JAN-13         JAN-14          JAN-15
--------------------------------------------------------------------------------------------------------

Locked Out                          71.79%           73.18%         80.68%         71.48%         70.57%
Greater of YM and 2.00%              0.00%            0.00%          0.00%          0.00%          0.00%
Greater of YM and 1.00%             27.79%           26.39%         18.86%         28.07%         27.14%
Yield Maintenance                    0.42%            0.42%          0.46%          0.45%          0.45%
--------------------------------------------------------------------------------------------------------
Yield Maintenance Total             28.21%           26.82%         19.32%         28.52%         27.59%
--------------------------------------------------------------------------------------------------------
Open                                 0.00%            0.00%          0.00%          0.00%          1.84%
--------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%        100.00%        100.00%        100.00%
--------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,040,616,192   $1,006,385,186   $899,164,845   $884,888,615   $860,328,142
% Initial Pool Balance              75.63%           73.14%         65.35%         64.31%         62.52%
--------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Prepayment Restrictions       JAN-16        JAN-17        JAN-18        JAN-19        JAN-20
-----------------------------------------------------------------------------------------------

Locked Out                       61.62%        60.65%        62.33%        60.96%        59.37%
Greater of YM and 2.00%           0.00%         0.00%         0.00%         0.00%         0.00%
Greater of YM and 1.00%          38.38%        39.35%        37.67%        39.04%         0.37%
Yield Maintenance                 0.00%         0.00%         0.00%         0.00%         0.00%
-----------------------------------------------------------------------------------------------
Yield Maintenance Total          38.38%        39.35%        37.67%        39.04%         0.37%
-----------------------------------------------------------------------------------------------
Open                              0.00%         0.00%         0.00%         0.00%        40.26%
-----------------------------------------------------------------------------------------------
TOTALS                          100.00%       100.00%       100.00%       100.00%       100.00%
-----------------------------------------------------------------------------------------------
Pool Balance Outstanding   $43,002,512   $41,497,064   $38,103,594   $36,488,768   $34,772,091
% Initial Pool Balance            3.13%         3.02%         2.77%         2.65%         2.53%
-----------------------------------------------------------------------------------------------

Notes:

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       11

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - MONMOUTH MALL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       12

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - MONMOUTH MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       13

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - MONMOUTH MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $137,000,000
CUT-OFF DATE BALANCE(1):          $137,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      Baa3 / BBB-
FIRST PAYMENT DATE:               October 1, 2005
INTEREST RATE:                    5.439%
AMORTIZATION:                     Interest only through September 1, 2010.
                                  Principal and interest payments of $772,635.74
                                  beginning October 1, 2010 through maturity.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    September 1, 2015
EXPECTED MATURITY BALANCE(1):     $127,339,470
SPONSOR:                          Vornado Realty Trust
INTEREST CALCULATION:             Actual/360
CALL PROTECTION(2):               Locked out until the earlier of August 11,
                                  2008 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without a premium from and after
                                  August 1, 2015.
LOAN PER SF(1):                   $139.73

UP-FRONT RESERVES:                RE Tax:                 $985,800
                                  Deferred Maintenance:   $886,250
                                  Cap Ex:                 $9,684
                                  TI/LC:                  $41,667

ONGOING RESERVES:                 RE Tax:                 $328,600 / month
                                  Insurance:              Springing
                                  Cap Ex:                 $9,684 / month
                                  TI/LC:                  $41,667 / month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Eatontown, NJ
YEAR BUILT/RENOVATED:             1960 / 1995 - 1996
PERCENT LEASED(3):                96.9%
SQUARE FOOTAGE:                   980,487
THE COLLATERAL:                   Two-story super regional mall
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Vornado Realty, L.P.

MOST RECENT NET OP. INCOME:       $14,544,487
2ND MOST RECENT NET OP. INCOME:   $14,249,271
3RD MOST RECENT NET OP. INCOME:   $14,110,210
U/W NET OP. INCOME:               $16,360,454
U/W NET CASH FLOW:                $16,250,057
U/W OCCUPANCY:                    95.8%
APPRAISED VALUE:                  $249,000,000
CUT-OFF DATE LTV(1):              55.0%
MATURITY DATE LTV(1):             51.1%
DSCR(1):                          2.15x
POST IO DSCR(1):                  1.75x
--------------------------------------------------------------------------------

(1)  The subject $137,000,000 loan represents the pooled portion of a
     $165,000,000 mortgage loan. All LTV, DSCR, P&I and Loan per SF numbers in this table are based on the $137,000,000 pooled amount. The $28,000,000 subordinate balance will also be contributed to the trust but is not offered hereby. The DSCR calculated for the whole loan is 1.46x.

(2)  Call protection may be extended in the event the Borrower exercises the earnout option as described in the Additional Secured Indebtedness section.

(3)  Percent leased is based on collateral in-place tenants from the rent roll dated September 1, 2005. Total gross leasable area for this center is
     1,437,805 square feet, of which 980,487 square feet is included in the collateral for the Monmouth Mall Loan.

THE MONMOUTH MALL LOAN

     THE LOAN. The largest loan (the "Monmouth Mall Loan") is evidenced by two promissory notes and is secured by a first priority mortgage on the Monmouth
Mall property located in Eatontown, New Jersey (the "Monmouth Mall Property").
The Monmouth Mall Loan was originated on August 11, 2005 by Bear Stearns
Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Eatontown Monmouth Mall LLC, a Delaware limited liability company (the "Monmouth Mall Borrower") that owns no material asset other than the Monmouth Mall Property and related interests. The Monmouth
Mall Borrower is a joint venture between Vornado Realty Trust ("Vornado") and
The Kushner Companies ("Kushner"), George Gellert and others. Vornado

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       14

(NYSE: VNO) is one of the largest REITs in the nation, owning and/or managing approximately 87 million square feet of real estate. Vornado owns and operates office, retail and showroom properties with large concentrations in the New York metropolitan area and in the Washington, D.C. and Northern Virginia area.
Kushner manages more than 5 million square feet of office, industrial and retail space located in New Jersey, New York and Pennsylvania. George Gellert typically co-invests with Kushner and has a reported net worth in excess of $150 million.

     THE PROPERTY. The Monmouth Mall Property is a 1,437,805 square foot, two-story super regional mall located in Eatontown, New Jersey. The property is located near densely-populated residential communities in Monmouth County, which borders the Atlantic Ocean. The Monmouth Mall Property is bordered by SR-36 to the North, SR-35 to the East, and the Garden State Parkway approximately one mile to the west. The Monmouth Mall Property is the only regional mall in eastern Monmouth County. The Monmouth Mall Property is anchored by Macy's,
Boscov's, JC Penney and Lord & Taylor. Two of the anchor tenants, Macy's and JC
Penney, are tenant owned and are not part of the collateral, leaving approximately 980,487 square feet as collateral for the Monmouth Mall Loan. The
Monmouth Mall Property is approximately 97% leased by over 140 tenants and includes a variety of nationally recognized tenants including Old Navy,
Burlington Coat Factory, the Gap, Limited and Sam Goody. Additionally, the
collateral includes a 15-screen, stadium seating, Loews multiplex theater.
Investment grade rated tenants or their affiliates occupy approximately 29% of the collateral's total square footage. Comparable in-line stores under 10,000 square feet reported sales of $410 PSF and an occupancy cost of 13.6% for the twelve-month period ending August 2005. Average annual base rents per square foot at the Monmouth Mall Property for 2003, 2004, and the 12 month period ending September 2005, were $14.86, $14.19, and $14.62, respectively. Since
2001, the Monmouth Mall Property has maintained an average annual occupancy of at least approximately 92%.

----------------------------------------------------------------------------------------
                                                CREDIT RATING OF
                                                 PARENT COMPANY               COLLATERAL
ANCHOR          PARENT COMPANY                (FITCH/MOODY'S/S&P)     GLA      INTEREST
----------------------------------------------------------------------------------------

Macy's          Federated Department Stores      BBB+/Baa1/BBB      262,422       No
----------------------------------------------------------------------------------------
Boscov's        Boscov's Department Store           --/--/--        261,669       Yes
----------------------------------------------------------------------------------------
JC Penney       JC Penney Co., Inc.               BBB-/Ba1/BB+      194,896       No
----------------------------------------------------------------------------------------
Lord & Taylor   Federated Department Stores       --/Baa1/--        154,960       Yes
----------------------------------------------------------------------------------------
TOTAL                                                               873,947
----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------
                                 AVERAGE                                 % OF TOTAL         CUMULATIVE % OF
                               UNDERWRITTEN     % OF     CUMULATIVE   UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                # OF LEASES   BASE RENT PER   TOTAL SF    % OF SF      RENTAL REVENUES        BASE RENTAL
     YEAR         ROLLING       SF ROLLING     ROLLING     ROLLING         ROLLING         REVENUES ROLLING
------------------------------------------------------------------------------------------------------------

    Vacant           14           $ 0.00          3%          3%              0%                   0%
------------------------------------------------------------------------------------------------------------
  MTM & 2005         10           $21.93          5%          8%              7%                   7%
------------------------------------------------------------------------------------------------------------
     2006            14           $37.92          2%         10%              5%                  13%
------------------------------------------------------------------------------------------------------------
     2007            17           $30.18          7%         17%             14%                  26%
------------------------------------------------------------------------------------------------------------
     2008            20           $ 5.53         31%         48%             11%                  38%
------------------------------------------------------------------------------------------------------------
     2009            10           $30.73          3%         51%              6%                  44%
------------------------------------------------------------------------------------------------------------
     2010            11           $20.33          9%         60%             12%                  56%
------------------------------------------------------------------------------------------------------------
     2011             9           $33.35          3%         62%              6%                  61%
------------------------------------------------------------------------------------------------------------
     2012             3           $58.73          0%         63%              1%                  63%
------------------------------------------------------------------------------------------------------------
     2013            22           $36.41          6%         69%             14%                  77%
------------------------------------------------------------------------------------------------------------
     2014             5           $27.11          3%         71%              5%                  81%
------------------------------------------------------------------------------------------------------------
2015 & Beyond        19           $ 9.79         29%        100%             19%                 100%
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       15

     The following table presents certain information relating to the major tenants at the Monmouth Mall Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL     ANNUALIZED
                             CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/       TENANT    % OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT          LEASE
TENANT NAME                 MOODY'S/S&P)(1)   NRSF(2)   NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Boscov's (2)                   --/--/--       261,669    27%    $         0          0%          $ 0.00      04/23/2008 (3)
---------------------------------------------------------------------------------------------------------------------------
Lord & Taylor                 --/Baa1/--      154,960    16%    $    60,000          0%          $ 0.39      01/31/2016 (4)
---------------------------------------------------------------------------------------------------------------------------
Loews Theatre                  --/--/--        77,275     8%    $   781,250          5%          $10.11         12/31/2015
---------------------------------------------------------------------------------------------------------------------------
Burlington Coat Factory        --/--/--        42,500     4%    $   548,250          4%          $12.90         01/31/2010
---------------------------------------------------------------------------------------------------------------------------
Macy's East Kids (5)         BBB+/Baa1/BBB     36,361     4%    $   399,471          3%          $10.99             MTM
---------------------------------------------------------------------------------------------------------------------------
Old Navy                     BBB-/Baa3/BBB-    22,877     2%    $   296,715          2%          $12.97         08/31/2010
---------------------------------------------------------------------------------------------------------------------------
Thomasville Furniture         --/Baa3/BBB      13,044     1%    $   286,968          2%          $22.00         01/31/2014
---------------------------------------------------------------------------------------------------------------------------
Braddock's                     --/--/--        12,625     1%    $   239,875          2%          $19.00         07/31/2015
---------------------------------------------------------------------------------------------------------------------------
Express Bath & Body Works     --/Baa2/BBB      10,957     1%    $   301,318          2%          $27.50         04/30/2007
---------------------------------------------------------------------------------------------------------------------------
Old Town Buffet                 --/--/--        9,856     1%    $   167,552          1%          $17.00         12/31/2013
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        642,124    65%    $ 3,081,399         21%          $ 4.80
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP         308,391    31%    $11,817,981         79%          $38.32         Various
---------------------------------------------------------------------------------------------------------------------------
Vacant Space                      NAP          29,972     3%    $         0          0%          $ 0.00           NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        980,487   100%     14,899,379        100%          $15.20
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Boscov's only pays CAM and RE Tax recoveries.

(3)  Boscov's has six, 10-year lease renewal options at $1.00 per year.

(4)  Lord & Taylor has six, 10-year lease renewal options at $60,000 per year.

(5)  Macy's East Kids has been a tenant since 1990 and is currently negotiating a renewal for this space as their original lease expired in April 2005.

     ESCROWS AND RESERVES. The Monmouth Mall Borrower is required to deposit monthly (a) $41,667 into a TI/LC reserve, (b) $9,684 into a replacement reserve account and (c) 1/12 of the total annual amount of real estate taxes. Insurance reserves spring if the borrower fails to provide evidence of payment.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Monmouth Mall Loan.

     PROPERTY MANAGEMENT. The Monmouth Mall Property is managed by Vornado
Realty, L.P., which is an affiliate of the Monmouth Mall Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A $10,000,000 portion of the equity in the parent of the Monmouth Mall Borrower is structured as preferred equity that is held by Vornado.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Monmouth
Mall Borrower may incur additional pari-passu earn-out financing up to
$14,000,000, in connection with the expansion of the mall and creation of additional collateral for the Monmouth Mall Loan through the development of certain expansion parcels as detailed in the mortgage loan documents. This additional debt is subject to restrictions detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the funding shall occur no later than September 1, 2008, (iii) the LTV ratio based on the expansion parcel is less than 70%, (iv) the actual DSCR on the expansion parcel is not less than 1.10x based on a 9.30% constant and (v) the earn-out shall be co-terminus with the original Monmouth Mall Loan. BSCMI is solely obligated to fund the additional financing which, once funded, will be pari-passu with the
Monmouth Mall Loan.

     RELEASE OF PARCELS. The Monmouth Mall Borrower may obtain a release of certain expansion parcels as defined in the mortgage loan documents, without any required prepayment of the Monmouth Mall Loan, provided the Monmouth Mall
Borrower satisfies certain conditions, including (i) no event of default exists,
(ii) the Monmouth Mall Borrower has not incurred any earn-out financing mentioned above with respect to the applicable expansion parcel, (iii) if at the time of the requested release, the expansion parcel has not been developed, the lender shall approve of the proposed development of the expansion parcel and
(iv) the delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       16

     COMPETITION. The Monmouth Mall Property faces direct competition from
Freehold Raceway Mall and secondary competition from other malls and shopping centers as outlined below:

------------------------------------------------------------------------------------------------------------------------------
                                                                                                     MALL SHOP
                                  YEAR BUILT /                                                    --------------   DISTANCE TO
NO.           PROPERTY            RENOVATED      TOTAL GLA             ANCHOR TENANTS               GLA     OCC.     SUBJECT
------------------------------------------------------------------------------------------------------------------------------

Primary Competition:
------------------------------------------------------------------------------------------------------------------------------
1     FREEHOLD RACEWAY MALL        1990 / 1998   1,600,000   JC Penney, Lord & Taylor, Macy's,    808,376    96%     16 miles
      3710 Route 9                                           Nordstrom, Sears
      Freehold, NJ
------------------------------------------------------------------------------------------------------------------------------
Secondary Competition:
------------------------------------------------------------------------------------------------------------------------------
2     SEAVIEW SQUARE               1977 / 1993     800,000   Costco, Lowe's Home Improvement,     598,344   100%      5 miles
      1000 Route 66                   & 2002                 Sears, Target, Value City
      Ocean, NJ
------------------------------------------------------------------------------------------------------------------------------
3     THE GROVE AT SHREWSBURY       1989 / NAP     148,171   Banana Republic, Gap, Limited,        87,528   100%      2 miles
      615 Broad St.                                          Sealfons
      Shrewsbury, NJ
------------------------------------------------------------------------------------------------------------------------------
4     OCEAN COUNTY MALL            1976 / 1988     871,987   Boscov's, JC Penney, Macy's, Sears   255,544    85%     30 miles
      1201 Hooper Ave.
      Toms River, NJ
------------------------------------------------------------------------------------------------------------------------------
5     WOODBRIDGE CENTER            1971 / 2000   1,641,870   Fortunoff, Galyan's, JC Penney,      556,835    94%     24 miles
      250 Woodbridge Center Dr.       & 2003                 Lord & Taylor, Macy's, Sears
      Woodbridge, NJ
------------------------------------------------------------------------------------------------------------------------------
6     MENLO PARK MALL              1960 / 1991   1,200,000   Macy's, Nordstrom                    612,500    95%     26 miles
      Route 1 S. Parsonage Rd.
      Edison, NJ
------------------------------------------------------------------------------------------------------------------------------

     *The above table is based on the Monmouth Mall Loan appraisal dated August
24, 2005.

     Certain additional information regarding the Monmouth Mall Loan and the
Monmouth Mall Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       19

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $108,630,000
CUT-OFF DATE BALANCE(1):          $107,890,085
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      Baa1/BBB+
FIRST PAYMENT DATE:               August 6, 2005
INTEREST RATE:                    4.714202%
AMORTIZATION:                     360 months
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    July 6, 2010
EXPECTED MATURITY BALANCE(1):     $100,261,472
SPONSOR:                          General Growth Properties, Inc.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of June 14, 2008
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  January 6, 2010.

LOAN PER SF(1):                   $374.52

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing
                                  TI/LC:       Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Lynnwood, WA
YEAR BUILT/RENOVATED:             1979 / 1995, 1996 & 2004
PERCENT LEASED(2):                95.5%
SQUARE FOOTAGE:                   564,856
THE COLLATERAL:                   One-story super-regional mall
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              General Growth Management, Inc.

MOST RECENT NET OP. INCOME:       $18,225,935
2ND MOST RECENT NET OP. INCOME:   $16,365,916
3RD MOST RECENT NET OP. INCOME:   $14,319,609
U/W NET OP. INCOME:               $24,574,739
U/W NET CASH FLOW:                $23,991,332
U/W OCCUPANCY:                    95.5%
APPRAISED VALUE:                  $435,000,000
CUT-OFF DATE LTV(1):              48.6%
MATURITY DATE LTV(1):             45.2%
DSCR(1):                          1.82x
POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $108,630,000 A-1 Note represents a 51.0% pari passu interest in the $213,000,000 senior portion of a $268,000,000 mortgage loan. All LTV,
     DSCR and Loan per SF numbers in this table are based on the total
     $213,000,000 senior financing. The entire loan of $303,000,000 (including the Mezzanine Loan) has characteristics of a five-year term and 30-year amortization.

(2)  Percent leased is based on the rent roll dated April 28, 2005.

ALDERWOOD MALL

     THE LOAN. The second largest loan (the "Alderwood Mall Loan") as evidenced by the Promissory Note (the "Alderwood Mall Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Alderwood Mall
Mortgage") encumbering the 564,856 square foot super-regional shopping mall known as Alderwood Mall, located in Lynnwood, Washington (the "Alderwood Mall
Property"). The Alderwood Mall Loan was originated on June 14, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Alderwood Mall L.L.C., a Delaware limited liability company (the "Alderwood Mall Borrower") that owns no material asset other than the Alderwood Mall Property and related interests. The Alderwood Mall
Borrower is a direct subsidiary of General Growth Properties, Inc., the sponsor of the Alderwood Mall Loan. General Growth Properties, Inc. is a Chicago-based retail real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, development and financing of United States regional shopping centers. General Growth Properties, Inc. currently has ownership interest in, or management responsibility for, a portfolio of 221 regional shopping malls and numerous other types of properties in 44 states, totaling approximately 200 million square feet of space.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       20

     THE PROPERTY. The Alderwood Mall Property is located in Lynnwood,
Washington, at 3000 184th Street SW, at the interchange of Interstates 5 and
405. The Alderwood Mall Property is located in the Seattle-Bellevue-Everett
PMSA. The Alderwood Mall Property was originally constructed in 1979 and renovated in 1995, 1996, and 2004. It consists of a 1,251,897 square foot, one-story super regional mall, of which 564,856 square feet is collateral for the Alderwood Mall Loan. The Alderwood Mall Property is situated on approximately 38.0 acres and includes over 7,000 parking spaces. The Alderwood
Mall Property is anchored by Macy's, Sears, JC Penney and Nordstrom's, which are not part of the collateral for the Alderwood Mall Loan.

---------------------------------------------------------------------------------------------------------
                                            CREDIT RATING OF
                                             PARENT COMPANY               COLLATERAL   OPERATING COVENANT
ANCHOR      PARENT COMPANY                (FITCH/MOODY'S/S&P)     GLA      INTEREST        EXPIRATION
---------------------------------------------------------------------------------------------------------

Macy's      Federated Department Stores       BBB+/Baa1/BBB     209,520       No              None
---------------------------------------------------------------------------------------------------------
Sears       Sears Holding Corp.                BB/Baa3/BB+      177,697       No              None
---------------------------------------------------------------------------------------------------------
JC Penney   JC Penney Co., Inc.               BBB-/Ba1/BB+      158,867       No              None
---------------------------------------------------------------------------------------------------------
Nordstrom   Nordstrom, Inc.                    A-/Baa1/A-       144,057       No              None
---------------------------------------------------------------------------------------------------------
TOTAL                                                           690,141
---------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------
                                   AVERAGE                                      % OF TOTAL        CUMULATIVE % OF
                              UNDERWRITTEN BASE                CUMULATIVE   UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                # OF LEASES      RENT PER SF      % OF TOTAL     % OF SF     RENTAL REVENUES        BASE RENTAL
     YEAR         ROLLING          ROLLING        SF ROLLING     ROLLING         ROLLING         REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

    Vacant           11             $ 0.00             5%           5%              0%                   0%
------------------------------------------------------------------------------------------------------------------
     2005             9             $24.60             6%          10%              4%                   4%
------------------------------------------------------------------------------------------------------------------
     2006            12             $34.12             5%          16%              5%                   9%
------------------------------------------------------------------------------------------------------------------
     2007            12             $33.31             7%          23%              7%                  17%
------------------------------------------------------------------------------------------------------------------
     2008            14             $45.21             4%          27%              5%                  22%
------------------------------------------------------------------------------------------------------------------
     2009            11             $48.56             4%          31%              6%                  28%
------------------------------------------------------------------------------------------------------------------
     2010             8             $50.74             3%          34%              4%                  32%
------------------------------------------------------------------------------------------------------------------
     2011             8             $77.79             2%          37%              6%                  37%
------------------------------------------------------------------------------------------------------------------
     2012            13             $54.60             5%          42%              8%                  46%
------------------------------------------------------------------------------------------------------------------
     2013             6             $46.30             2%          43%              2%                  48%
------------------------------------------------------------------------------------------------------------------
     2014            21             $41.35             9%          53%             11%                  59%
------------------------------------------------------------------------------------------------------------------
2015 & Beyond        36             $29.81            47%         100%             41%                 100%
------------------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Alderwood Mall Property:

-------------------------------------------------------------------------------------------------------------------
                                                                            % OF TOTAL     ANNUALIZED
                          CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                         (FITCH/MOODY'S    TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME           /S&P)(1)        NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Loews Cineplex              --/B1/B        79,330    14%    $ 2,080,033         11%          $26.22      12/31/2025
-------------------------------------------------------------------------------------------------------------------
Borders Books & Music       --/--/--       24,320     4%    $   486,400          2%          $20.00      01/31/2020
-------------------------------------------------------------------------------------------------------------------
R.E.I.                      --/--/--       22,785     4%    $   455,700          2%          $20.00      01/31/2015
-------------------------------------------------------------------------------------------------------------------
Pottery Barn                --/--/--        9,394     2%    $   375,760          2%          $40.00      01/31/2017
-------------------------------------------------------------------------------------------------------------------
Express                     --/--/--       16,500     3%    $   363,000          2%          $22.00      01/31/2007
-------------------------------------------------------------------------------------------------------------------
Claim Jumper                --/--/--       12,641     2%    $   341,307          2%          $27.00      10/31/2024
-------------------------------------------------------------------------------------------------------------------
Victoria's Secret          --/Baa2/BBB      9,131     2%    $   292,192          2%          $32.00      01/31/2014
-------------------------------------------------------------------------------------------------------------------
Forever 21                  --/--/--        6,109     1%    $   281,014          1%          $46.00      01/31/2012
-------------------------------------------------------------------------------------------------------------------
Ben Bridge Jeweler          --/--/--        2,714     0%    $   257,830          1%          $95.00      07/31/2011
-------------------------------------------------------------------------------------------------------------------
Williams-Sonoma             --/--/--        5,639     1%    $   253,755          1%          $45.00      01/31/2017
-------------------------------------------------------------------------------------------------------------------
Urban Outfitters            --/--/--       11,029     2%    $   253,667          1%          $23.00      05/31/2016
-------------------------------------------------------------------------------------------------------------------
Abercrombie & Fitch         --/--/--        9,180     2%    $   247,860          1%          $27.00      02/28/2009
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    208,772    37%    $ 5,688,518         29%          $27.25
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP        330,585    59%    $13,786,633         71%          $41.70        Various
-------------------------------------------------------------------------------------------------------------------
Vacant Space                   NAP         25,499     5%    $         0          0%          $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    564,856   100%    $19,475,150        100%          $36.11
-------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       21

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger event ("Trigger Event," described below), the Alderwood Mall Borrower is required to (i) deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, (ii) deposit $9,856.10 monthly into a capital expenditure reserve until the total amount in the reserve equals at least $118,273.28, and (iii) deposit $32,813.59 monthly into a rollover reserve until the total amount in the reserve equals at least $393,763.
A Trigger Event shall occur upon (i) the occurrence and continuance of a loan default, and terminate upon the cure or waiver of such default, or upon (ii) the date when the DSCR is less than 1.15x, and terminate at such time when the DSCR is equal to or in excess of 1.15x for a twelve consecutive month period.

     LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Alderwood Mall Loan. The lockbox will be in place until the
Alderwood Mall Loan has been paid in full. The lockbox becomes hard upon (i)
occurrence of an event of default, or upon (ii) the date when the DSCR is less than 1.15x.

     PROPERTY MANAGEMENT. The Alderwood Mall Property is managed by General
Growth Management, Inc., which is an affiliate of the Alderwood Mall Loan's sponsor. The management agreement is subordinate to the Alderwood Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Alderwood Mall Borrower, Alderwood Mall Holding, L.L.C., has obtained mezzanine financing in the amount of $35,000,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender. The Alderwood Mall
Borrower may also obtain future financing for capital improvements or major repairs, tenant improvements, or leasing commissions related solely to the
Alderwood Property so long as such indebtedness (i) is unsecured and (ii) in the aggregate does not exceed $22,725,000. In addition, future mezzanine debt is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 69.7% and DSCR less than 1.25x, (ii) no existing mezzanine loan is then outstanding, (iii) no event of default has occurred, and (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Alderwood Mall Borrower may obtain a release of a designated, non-income producing, unimproved outparcel, without any required prepayment of the Alderwood Mall Loan, provided the Alderwood Mall Borrower satisfies certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

     Certain additional information regarding the Alderwood Mall Loan and the
Alderwood Mall Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       22

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       23

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SBC - HOFFMAN ESTATES
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       24

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SBC - HOFFMAN ESTATES
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       25

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - SBC - HOFFMAN ESTATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $102,240,720
CUT-OFF DATE BALANCE(1):          $102,240,720
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      Baa3 / BBB-
FIRST PAYMENT DATE:               January 1, 2006
INTEREST RATE:                    4.9954%
AMORTIZATION:                     Interest only
ARD:                              December 1, 2010
HYPERAMORTIZATION:                After the ARD, the loan interest rate steps up
                                  to 6.9954%; any excess cash flow will be
                                  applied to pay down principal until the loan
                                  is paid in full.
MATURITY DATE:                    December 1, 2035
EXPECTED ARD BALANCE(1):          $102,240,720
SPONSOR:                          Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out through November 30, 2008. In
                                  connection with any voluntary prepayment, the
                                  borrower must pay a premium equal to the
                                  greater of a yield maintenance premium and 1%
                                  of the principal balance. Prepayable without
                                  penalty from and after November 1, 2010.

LOAN PER SF(1):                   $118.61

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Suburban
LOCATION:                         Hoffman Estates, IL
YEAR BUILT/RENOVATED:             1989, 1992 & 1999 / 1995
PERCENT LEASED(2):                100.0%
SQUARE FOOTAGE:                   1,690,214
THE COLLATERAL:                   Three, multi-story class A office buildings
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Inland American Office Management LLC

MOST RECENT NET OP. INCOME:       NAP
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $22,682,967
U/W NET CASH FLOW:                $22,682,967
U/W OCCUPANCY:                    100.0%
APPRAISED VALUE:                  $338,900,000
CUT-OFF DATE LTV(1):              59.2%
ARD LTV(1):                       59.2%
DSCR(1):                          2.27x
POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $102,240,720 loan represents a 51.0% pari passu portion of the
     $200,472,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $200,472,000 financing.

(2)  Percent leased is based on a lease expiring in August 2016.

THE SBC - HOFFMAN ESTATES LOAN

     THE LOAN. The third largest loan (the "SBC - Hoffman Estates Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the SBC - Hoffman Estates office property located in Hoffman Estates, Illinois
(the "SBC - Hoffman Estates Property"). The SBC - Hoffman Estates Loan was
originated on November 15, 2005 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is MB Hoffman Estates, L.L.C., a Delaware limited liability company (the "SBC - Hoffman Estates Borrower") that owns no material assets other than the SBC - Hoffman Estates Property. The SBC - Hoffman
Estates Borrower is indirectly controlled Inland American and Minto Holdings,
Inc. Inland American, an affiliate of The Inland Group, Inc., is a newly formed
REIT which went public in August 2005. The recourse obligations of the SBC -
Hoffman Estates under the non-recourse

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       26

carveout provisions of the SBC-Hoffman Estates Loan are currently guaranteed by
Inland Western Retail Real Estate Trust, Inc. ("IWEST"). As of September 30,
2005, IWEST reported approximately $7.6 billion in total assets and approximately $3.7 billion in stockholders' equity. The Inland Group, Inc.
together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland real estate group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in
Ottawa, Toronto and Florida.

     THE PROPERTY. The SBC - Hoffman Estates Property is a 1,690,214 square foot regional headquarters and corporate campus for SBC Communications, Inc. (rated
A/A2/A by Fitch/Moody's/S&P). The SBC - Hoffman Estates Property is located in
Hoffman Estates, Illinois, a suburb of Chicago. The property consists of three class 'A' buildings, which include a four-story single-tenant building, a six-story single-tenant office building, and a single-story single-tenant convention center, in addition to two bi-level parking structures encompassing
2,800 total parking spaces. SBC - Hoffman Estates Property amenities include structured parking, newly constructed gym facilities and a full service cafeteria. The property has immediate access to I-90, a major highway that travels northwest from the Chicago CBD and intersects I-290 approximately 5 miles east of the property. Hoffman Estates and the surrounding area maintain a number of large users and/or single tenant office buildings tenanted by such firms as Sears, American Express, Zurich Insurance, TransAmerica, Motorola and
others. The SBC - Hoffman Estates Property is 100% leased to SBC Services, Inc.
(and guaranteed by SBC Communications, Inc.) under a triple net lease expiring in August 2016. On November 18th , 2005, SBC Communications acquired AT&T Corp.
to create the largest telecommunication company in the United States. The new company will be known as AT&T Inc. and will be providing international voice services in 240 countries and linking 400 carriers around the world.

-------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE                   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   % OF TOTAL SF     % OF SF    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING        ROLLING        ROLLING        ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------

    Vacant           0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2005            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2006            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2007            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2008            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2009            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2010            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2011            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2012            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2013            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2014            0           $ 0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
2015 & Beyond        1           $13.69           100%          100%            100%               100%
-------------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the tenant at the SBC - Hoffman Estates Property:

-------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                             CREDIT RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/         TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
TENANT NAME                MOODY'S/S&P) (1)      NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

SBC Communications, Inc.        A/A2/A        1,690,214   100%    $23,145,885        100%          $13.69      08/31/2016
-------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP               NAP   NAP             NAP        NAP              NAP          NAP
-------------------------------------------------------------------------------------------------------------------------
Vacant Space                      NAP               NAP   NAP             NAP        NAP              NAP          NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        1,690,214   100%    $23,145,885        100%          $13.69
-------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
SBC - Hoffman Estates Borrower fails to provide evidence of payment. Cap Ex reserve springs if the SBC - Hoffman Estates Borrower fails to provide evidence of property maintenance or an event of default occurs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
SBC - Hoffman Estates Loan. SBC Services, Inc. pays its monthly rent directly to the lender. After payment of debt service and required reserves, excess cash flow is disbursed to the SBC - Hoffman Estates Borrower, provided however, that during a cash management period, only funds needed to pay operating expenses are disbursed, and the balance of the excess cash flow is held as additional collateral for the SBC - Hoffman Estates Loan.

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refer to important information and qualifications at the end of this material.
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                                       27

     PROPERTY MANAGEMENT. The SBC - Hoffman Estates Property is managed by
Inland American Office Management LLC, which is affiliated with the SBC -
Hoffman Estates Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the SBC - Hoffman Estates Loan and the SBC - Hoffman Estates Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                MORTGAGE LOAN NOS. 4-33 - INTOWN SUITES PORTFOLIO
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                MORTGAGE LOAN NOS. 4-33 - INTOWN SUITES PORTFOLIO
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                                       31

--------------------------------------------------------------------------------
                MORTGAGE LOAN NOS. 4-33 - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $99,983,410
CUT-OFF DATE BALANCE:             $99,678,203
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      NR / BBB-
FIRST PAYMENT DATE:               December 1, 2005
INTEREST RATE:                    5.3357%
AMORTIZATION:                     300 months

ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    November 1, 2015
EXPECTED MATURITY BALANCE:        $75,905,663
SPONSOR:                          Lazard Freres Real Estate Investors
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Prepayable with the payment of the greater of
                                  a yield maintenance premium and 1% of the
                                  principal balance prior to the earlier of
                                  October 7, 2008, or 2 years after the REMIC
                                  "start-up" day with U.S. Treasury defeasance
                                  thereafter. Prepayable without penalty from
                                  and after August 1, 2015.

LOAN PER ROOM:                    $26,293.38

UP-FRONT RESERVES:                RE Tax:                 $863,517
                                  Insurance:              $34,694
                                  Deferred Maintenance:   $259,416
                                  FF&E:                   $125,489

ONGOING RESERVES:                 RE Tax:                 $172,703 / month
                                  Insurance:              $35,678 / month
                                  FF&E:                   1/12th of 5% of Annual
                                                          Gross Income

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 30 assets
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Extended Stay
LOCATION:                         See table
YEAR BUILT/RENOVATED:             See table
OCCUPANCY(1):                     86.7%
ROOMS:                            3,791
THE COLLATERAL:                   30 extended-stay hotel properties
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              InTown Suites Management, Inc.

MOST RECENT NET OP. INCOME:       $16,863,352
2ND MOST RECENT NET OP. INCOME:   $15,395,077
3RD MOST RECENT NET OP. INCOME:   $15,820,038
U/W NET OP. INCOME:               $15,885,425
U/W NET CASH FLOW:                $14,300,440
U/W OCCUPANCY:                    86.7%
APPRAISED VALUE:                  $171,000,000
CUT-OFF DATE LTV:                 58.3%
MATURITY DATE LTV:                44.4%
DSCR:                             1.97x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Occupancy is based on trailing 12-month operating statements dated October
     31, 2005.

THE INTOWN SUITES PORTFOLIO LOAN

     THE LOAN. The fourth largest loan (the "InTown Suites Portfolio Loan") is evidenced by a promissory note and is secured by 30 first mortgages on 30 InTown
Suites extended-stay hotel properties located in 17 states (the "InTown Suites
Portfolio Properties"). The InTown Suites Portfolio Loan was originated on
October 7, 2005 and amended on November 23, 2005 by Bear Stearns Commercial
Mortgage, Inc.

     THE BORROWER. The borrower is comprised of 21 Delaware limited liability companies and 9 Delaware limited partnerships (collectively the "InTown Suites
Portfolio Borrower") that are each structured as single purpose entities that own no material assets other than the InTown Suites Portfolio Properties. The
InTown Suites Portfolio Borrower is wholly owned by InTown Suites Management,
Inc. which is 100% owned and controlled by a subsidiary of LF Strategic Realty
Investors II L.P., a private equity fund whose general partner is Lazard Freres
Real Estate Investors L.L.C. Lazard Freres Real Estate Investors L.L.C. has
acted as general partner for four discretionary real estate funds that have invested nearly $3.0 billion of equity capital since 1994 in a variety of debt and equity real estate

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                                       32

investments and operating companies. InTown Suites Management, Inc., founded in
1989 and headquartered in Atlanta, Georgia, is the largest owner/operator of economy extended-stay hotels in the United States. InTown Suites Management,
Inc. operates a total of 120 extended-stay hotels totaling 15,716 rooms across
21 states.

     THE PROPERTY. The InTown Suites Portfolio Properties consist of 30 individual extended-stay hotel properties totaling 3,791 rooms located across 17 states and 25 separate Metropolitan Statistical Areas. The typical InTown Suites property is a three-story building with 121 guest rooms, a front office and a guest laundry facility. The average age of the InTown Suites Portfolio
Properties is six years and approximately 25% of the properties consist of interior corridor buildings. Typical guestrooms are approximately 275 to 300 square feet in size with various amenities including full/queen/king size beds, fold-out couch, a kitchen with stove-top, microwave oven, full size refrigerators, a dining area, cable TV and internet access, weekly housekeeping and guest laundry facilities. Average length of stay is approximately 153 nights. Rooms are typically rented on a weekly basis with approximately 62% of guests staying longer than 30 days.

----------------------------------------------------------------------------------------------------------------------
                                             ALLOCATED     % OF TOTAL   OWNERSHIP   YEAR BUILT /   T-12 MONTH   NO. OF
PROPERTY            LOCATION                LOAN AMOUNT   LOAN AMOUNT    INTEREST     RENOVATED     OCCUPANCY    ROOMS
----------------------------------------------------------------------------------------------------------------------

Commercial Blvd     Tamarac, FL              $6,077,641       6.1%         Fee       2001 / NAP       89.7%       121
----------------------------------------------------------------------------------------------------------------------
Midlothian          Richmond, VA             $5,920,183       5.9%         Fee       1999 / NAP       85.3%       137
----------------------------------------------------------------------------------------------------------------------
Orlando South       Orlando, FL              $5,400,544       5.4%         Fee       1995 / NAP       90.6%       156
----------------------------------------------------------------------------------------------------------------------
Newport News        Newport News, VA         $5,001,446       5.0%         Fee       1998 / NAP       88.0%       121
----------------------------------------------------------------------------------------------------------------------
Downers Grove       Downers Grove, IL        $4,466,474       4.5%         Fee       1998 / NAP       83.7%       133
----------------------------------------------------------------------------------------------------------------------
Blanding Blvd       Orange Park, FL          $4,453,235       4.5%         Fee       1999 / NAP       89.9%       121
----------------------------------------------------------------------------------------------------------------------
San Pedro           San Antonio, TX          $4,076,558       4.1%         Fee       1997 / NAP       90.8%       137
----------------------------------------------------------------------------------------------------------------------
North Charleston    North Charleston, SC     $3,832,784       3.8%         Fee       1997 / NAP       86.0%       121
----------------------------------------------------------------------------------------------------------------------
Midvale             Midvale, UT              $3,797,722       3.8%         Fee       1998 / NAP       87.0%       140
----------------------------------------------------------------------------------------------------------------------
Greenwood           Greenwood, IN            $3,397,477       3.4%         Fee       2001 / NAP       87.8%       120
----------------------------------------------------------------------------------------------------------------------
Burnsville          Burnsville, MN           $3,250,497       3.3%         Fee       1998 / NAP       86.0%       135
----------------------------------------------------------------------------------------------------------------------
Southpark           Hoover, AL               $3,196,782       3.2%         Fee       1998 / NAP       90.6%       121
----------------------------------------------------------------------------------------------------------------------
Conyers             Conyers, GA              $3,039,394       3.0%         Fee       1996 / NAP       89.3%       121
----------------------------------------------------------------------------------------------------------------------
Aurora              Aurora, CO               $2,972,259       3.0%         Fee       1999 / NAP       76.5%       137
----------------------------------------------------------------------------------------------------------------------
Bellevue            Nashville, TN            $2,918,165       2.9%         Fee       1998 / NAP       84.8%       121
----------------------------------------------------------------------------------------------------------------------
Lamar Blvd          Austin, TX               $2,894,268       2.9%         Fee       2000 / NAP       91.9%       121
----------------------------------------------------------------------------------------------------------------------
West Oaks           Houston, TX              $2,879,683       2.9%         Fee       1997 / NAP       89.5%       121
----------------------------------------------------------------------------------------------------------------------
Trinity Mills       Carrollton, TX           $2,735,135       2.7%         Fee       2001 / NAP       86.5%       121
----------------------------------------------------------------------------------------------------------------------
Independence Blvd   Matthews, NC             $2,663,744       2.7%         Fee       2000 / NAP       84.9%       121
----------------------------------------------------------------------------------------------------------------------
Stuebner Airline    Houston, TX              $2,656,077       2.7%         Fee       1999 / NAP       92.2%       121
----------------------------------------------------------------------------------------------------------------------
Louisville South    Louisville, KY           $2,648,421       2.7%         Fee       1997 / NAP       82.8%       121
----------------------------------------------------------------------------------------------------------------------
Hickory Hill        Memphis, TN              $2,631,094       2.6%         Fee       1999 / NAP       90.8%       121
----------------------------------------------------------------------------------------------------------------------
Colerain            Cincinnati, OH           $2,629,419       2.6%         Fee       1998 / NAP       85.0%       133
----------------------------------------------------------------------------------------------------------------------
Lee Highway         Chattanooga, TN          $2,626,029       2.6%         Fee       1997 / NAP       84.0%       132
----------------------------------------------------------------------------------------------------------------------
McDowell Road       Phoenix, AZ              $2,470,157       2.5%         Fee       2001 / NAP       85.4%       121
----------------------------------------------------------------------------------------------------------------------
Edmond              Edmond, OK               $2,429,541       2.4%         Fee       2001 / NAP       84.1%       121
----------------------------------------------------------------------------------------------------------------------
Leon Valley         Leon Valley, TX          $2,389,244       2.4%         Fee       2000 / NAP       79.3%       132
----------------------------------------------------------------------------------------------------------------------
Rufe Snow           N. Richland Hills, TX    $2,223,831       2.2%         Fee       1998 / NAP       88.8%       121
----------------------------------------------------------------------------------------------------------------------
Mills Road          Houston, TX              $2,060,411       2.1%         Fee       2000 / NAP       85.5%       121
----------------------------------------------------------------------------------------------------------------------
Arlington South     Arlington, TX            $1,939,990       1.9%         Fee       1999 / NAP       84.7%       121
----------------------------------------------------------------------------------------------------------------------

     ESCROWS AND RESERVES. The InTown Suites Portfolio Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The
InTown Suites Portfolio Borrower is also required to escrow 1/12 of five percent
(5%) of annual Gross Income as defined in the loan documents for FF&E. The amounts shown in the Loan Information table are the current monthly collections.

-----------------------------------------------------------------------------
     SUBJECT HISTORICAL OCCUPANCY, ADR, AWR, DAILY REVPAR, WEEKLY REVPAR
-----------------------------------------------------------------------------
      YEAR        OCCUPANCY     ADR      AWR     DAILY REVPAR   WEEKLY REVPAR
-----------------------------------------------------------------------------
      2003          83.5%     $23.73   $166.12      $19.81         $138.67
-----------------------------------------------------------------------------
      2004          81.2%     $24.48   $171.39      $19.87         $139.11
-----------------------------------------------------------------------------
T-12 10/31/2005     86.7%     $25.38   $177.66      $21.99         $153.96
-----------------------------------------------------------------------------

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
InTown Suites Portfolio Loan.

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                                       33

     PROPERTY MANAGEMENT. InTown Suites Management, Inc., an affiliate of the
InTown Suites Portfolio Borrower, manages the InTown Suites Portfolio
Properties.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including, but not limited to: (i) confirmation of no downgrade from the rating agencies, (ii) a maximum combined loan-to-value ratio of no greater than 80% and (iii) a combined debt service coverage ratio not less than 1.20x.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. The InTown Suites Portfolio Loan provides for any property to be released through partial defeasance with the payment of an amount equal to 110% of the allocated loan amount for the released property provided
(i) the debt yield immediately following the release is greater than or equal to the Release Debt Yield of 10.77% as defined in the loan documents and (ii) the
DSCR immediately following the release is at least equal to or greater than the
DSCR immediately prior to the release.

     Certain additional information regarding the InTown Suites Portfolio Loan and the InTown Suites Portfolio Properties is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                  MORTGAGE LOAN NOS. 34-58 - MERVYNS PORTFOLIO
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                  MORTGAGE LOAN NOS. 34-58 - MERVYNS PORTFOLIO
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                                       37

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 34-58 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $66,810,000
CUT-OFF DATE BALANCE(1):          $66,810,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      Baa3 / BBB-
FIRST PAYMENT DATE:               November 1, 2005
INTEREST RATE:                    4.890%
AMORTIZATION:                     Interest only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    October 1, 2012
EXPECTED MATURITY BALANCE(1):     $66,810,000
SPONSOR:                          Inland Western Retail Real Estate Trust, Inc.
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out through September 30, 2008. In
                                  connection with any voluntary prepayment, the
                                  borrower must pay a premium equal to the
                                  greater of a yield maintenance premium and 1%
                                  of the principal balance thereafter.
                                  Prepayable without penalty from and after
                                  September 1, 2012.

LOAN PER SF(1):                   $69.06

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing
                                  Other:       Springing

LOCKBOX:                          Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 25 assets
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         See table
YEAR BUILT/RENOVATED:             See table
PERCENT LEASED(2):                100.0%
SQUARE FOOTAGE:                   1,896,968
THE COLLATERAL:                   25 single-tenant Mervyns stores

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Inland Pacific Property Services LLC and
                                  Inland Southwest Management LLC

MOST RECENT NET OP. INCOME:       NAP
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $15,789,935
U/W NET CASH FLOW:                $15,789,935
U/W OCCUPANCY:                    95.0%
APPRAISED VALUE:                  $234,685,000
CUT-OFF DATE LTV(1):              55.8%
MATURITY DATE LTV(1):             55.8%
DSCR(1):                          2.46x
POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $66,810,000 loan represents a 51.0% pari passu portion of a
     $131,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $131,000,000 financing.

(2)  Percent leased is based on 25 leases expiring in September 2025.

THE MERVYNS PORTFOLIO LOAN

     THE LOAN. The fifth largest loan (the "Mervyns Portfolio Loan") is evidenced by three promissory notes (the "Mervyns Portfolio A Notes") and is secured by 25 first priority deeds of trust on 25 single-tenant Mervyns properties located in California and Texas (the "Mervyns Portfolio Properties").
The Mervyns Portfolio Loan was originated on September 26, 2005 by Bear Stearns
Commercial Mortgage, Inc.

     THE BORROWER. The borrowers are Inland Western MDS Portfolio, L.L.C., a
Delaware limited liability company, Inland Western McAllen MDS Limited
Partnership, an Illinois limited partnership, and Inland Western El Paso MDS
Limited Partnership, an Illinois limited partnership, (collectively the "Mervyns
Portfolio Borrower") that own no material assets other than the Mervyns
Portfolio Properties. The Mervyns Portfolio Borrower is wholly owned by Inland
Western Retail Real Estate Trust, Inc. ("IWEST"). As of September 30, 2005,
IWEST reported total assets of $7.65 billion and total shareholder's equity of over $3.69 billion and owned a portfolio of 228 properties containing an aggregate of approximately 38.5 million square feet of gross leaseable area. The
Inland Group,

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                                       38

Inc. is the parent company of IWEST. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland real estate group of companies employs more than
1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property.

     THE PROPERTY. The Mervyns Portfolio Properties consist of a portfolio of 25 single-tenant Mervyns properties on long term, absolute net leases. The portfolio is comprised of 23 properties in California (encompassing various markets in northern and southern California) and two in Texas, aggregating
1,896,968 total square feet of retail space. Twenty-two of the properties are located in shopping centers, two properties are located in regional malls and one property is free standing. On average, the stores are 75,879 square feet boxes that could be converted to other single-tenant anchors or multiple-tenant uses. All 25 properties are leased to Mervyns on leases that expire in 2025.
Mervyns, headquartered in Hayward, California, is a retail chain that operates more than 250 department stores in 13 states. The Mervyns Portfolio Properties reported sales for year-end 2004 between $151 PSF to $316 PSF with average sales of $220 PSF.

----------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED     % OF TOTAL   OWNERSHIP      YEAR BUILT /     PERCENT    SQUARE
PROPERTY                LOCATION               LOAN AMOUNT   LOAN AMOUNT    INTEREST        RENOVATED       LEASED   FOOTAGE
----------------------------------------------------------------------------------------------------------------------------

Carmel Mountain Plaza   San Diego, CA           $4,029,000       6.0%         Fee         1994 / NAP        100.0%    78,657
----------------------------------------------------------------------------------------------------------------------------
Escondido               Escondido, CA           $3,417,000       5.1%         Fee         1987 / NAP        100.0%    75,712
----------------------------------------------------------------------------------------------------------------------------
Oceanside               Oceanside, CA           $3,264,000       4.9%         Fee         1984 / NAP        100.0%    75,360
----------------------------------------------------------------------------------------------------------------------------
Sun Valley              Sun Valley, CA          $3,060,000       4.6%         Fee         1979 / 2003       100.0%    85,783
----------------------------------------------------------------------------------------------------------------------------
Manteca                 Manteca, CA             $2,907,000       4.4%         Fee         1992 / NAP        100.0%    88,515
----------------------------------------------------------------------------------------------------------------------------
Elk Grove               Elk Grove, CA           $2,805,000       4.2%         Fee         1993 / NAP        100.0%    77,874
----------------------------------------------------------------------------------------------------------------------------
Roseville               Roseville, CA           $2,754,000       4.1%         Fee         1982 / 1993       100.0%    75,928
----------------------------------------------------------------------------------------------------------------------------
Highland                Highland, CA            $2,703,000       4.0%         Fee         1993 / NAP        100.0%    80,521
----------------------------------------------------------------------------------------------------------------------------
Fontana                 Fontana, CA             $2,652,000       4.0%         Fee         1992 / NAP        100.0%    78,961
----------------------------------------------------------------------------------------------------------------------------
Vacaville               Vacaville, CA           $2,652,000       4.0%         Fee         1992 / NAP        100.0%    77,936
----------------------------------------------------------------------------------------------------------------------------
Morgan Hill             Morgan Hill, CA         $2,601,000       3.9%         Fee         1989 / NAP        100.0%    77,185
----------------------------------------------------------------------------------------------------------------------------
Moreno Valley           Moreno Valley, CA       $2,601,000       3.9%         Fee         1988 / NAP        100.0%    77,192
----------------------------------------------------------------------------------------------------------------------------
Temecula                Temecula, CA            $2,601,000       3.9%         Fee         1990 / NAP        100.0%    76,248
----------------------------------------------------------------------------------------------------------------------------
McAllen                 McAllen, TX             $2,601,000       3.9%         Fee         1984 / NAP        100.0%    78,027
----------------------------------------------------------------------------------------------------------------------------
Arbor Faire             Fresno, CA              $2,601,000       3.9%         Fee         1993 / NAP        100.0%    77,431
----------------------------------------------------------------------------------------------------------------------------
Redlands                Redlands, CA            $2,550,000       3.8%         Fee         1981 / NAP        100.0%    75,890
----------------------------------------------------------------------------------------------------------------------------
Rancho Cucamonga        Rancho Cucamonga, CA    $2,550,000       3.8%         Fee         1991 / NAP        100.0%    74,991
----------------------------------------------------------------------------------------------------------------------------
Ventura                 Ventura, CA             $2,550,000       3.8%         Fee         1982 / 2002       100.0%    75,247
----------------------------------------------------------------------------------------------------------------------------
Yarbrough               El Paso, TX             $2,550,000       3.8%         Fee         1984 / NAP        100.0%    75,522
----------------------------------------------------------------------------------------------------------------------------
East Hills              Bakersfield, CA         $2,550,000       3.8%         Fee         1989 / NAP        100.0%    75,140
----------------------------------------------------------------------------------------------------------------------------
Point West              Sacramento, CA          $2,448,000       3.7%         Fee      1979 / 1990, 2003    100.0%    72,304
----------------------------------------------------------------------------------------------------------------------------
Hanford                 Hanford, CA             $2,397,000       3.6%         Fee         1992 / NAP        100.0%    78,459
----------------------------------------------------------------------------------------------------------------------------
Lodi                    Lodi, CA                $2,244,000       3.4%         Fee         1981 / NAP        100.0%    68,017
----------------------------------------------------------------------------------------------------------------------------
Turlock                 Turlock, CA             $2,040,000       3.1%         Fee         1987 / NAP        100.0%    61,026
----------------------------------------------------------------------------------------------------------------------------
Ridgecrest              Ridgecrest, CA          $1,683,000       2.5%         Fee         1990 / NAP        100.0%    59,042
----------------------------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the tenant at the Mervyns Portfolio Property:

--------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL     ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/        TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME               MOODY'S/S&P)      NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------

Mervyns                     --/--/--     1,896,968   100%    $17,135,036        100%           $9.03      09/30/2025
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Other Tenants                 NAP              NAP   NAP             NAP        NAP              NAP          NAP
--------------------------------------------------------------------------------------------------------------------
Vacant Space                  NAP              NAP   NAP             NAP        NAP              NAP          NAP
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   1,896,968   100%    $17,135,036        100%           $9.03
--------------------------------------------------------------------------------------------------------------------

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       39

-------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE                   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   % OF TOTAL SF     % OF SF    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING        ROLLING        ROLLING        ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------

    Vacant            0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2005             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2006             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2007             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2008             0           $0.00             0%            0%              0%                 0%
 -------------------------------------------------------------------------------------------------------------
     2009             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2010             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2011             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2012             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2013             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
     2014             0           $0.00             0%            0%              0%                 0%
-------------------------------------------------------------------------------------------------------------
2015 & Beyond        25           $9.03           100%          100%            100%               100%
-------------------------------------------------------------------------------------------------------------

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Mervyns Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Mervyns Portfolio Borrower fails to provide evidence of property maintenance or if an event of default occurs. The Other reserve is an excess cash reserve fund which springs upon the occurrence of a cash management trigger event. In the event Mervyns goes bankrupt or all of the Mervyns leases (or
Mervyns rights to possession under the leases) are terminated, the Mervyns
Portfolio Borrower is entitled to draw down that certain $45,000,000 rebate letter of credit. All proceeds drawn on the rebate letter of credit are to be paid to the lender for deposit into a rollover reserve to be disbursed for tenant improvement and leasing commission expenses with respect to the original
$131,000,000 loan.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon a DSCR less than or equal to 1.75x or a Cash Management Event. A Cash Management Event is
triggered upon (i) the date when the DSCR is less than or equal to 1.25x, (ii)
the occurrence of an event of default, (iii) the bankruptcy of the Mervyns
Portfolio Borrower or the property manager, or (iv) the failure of the indemnitor to contribute equity to a Mervyns Portfolio Borrower under certain conditions set forth in the loan documents. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the
DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

     PROPERTY MANAGEMENT. The Mervyns Portfolio Properties are managed by Inland
Pacific Property Services LLC with respect to the California properties and
Inland Southwest Management LLC with respect to the Texas properties. Both managers are affiliates of the Mervyns Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. The Mervyns Portfolio Loan provides for the release of (i) any of eight certain restricted easement agreement ("REA") properties upon payment of 100% of the original allocated loan amount along with the applicable yield maintenance premiums, if certain rights are exercised pursuant to the applicable REA and (ii) three years after the closing date, one or more properties upon payment of 115% of the allocated loan amount along with the applicable yield maintenance premiums subject to certain conditions as detailed in the loan documents including but not limited to: (a) there is no event of default, (b) the DSCR of the remaining properties after the release shall be equal to or greater than 1.23x, and (c) the LTV of the remaining properties after the release does not exceed 59%.

     SUBSTITUTION OF PROPERTIES. Additionally, the Mervyns Portfolio Loan allows the Mervyns Portfolio Borrower to substitute individual properties a maximum of ten times during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the NOI and DSCR for the replacement property for the 12 months immediately prior to the substitution is not less than the NOI and DSCR for substituted property for the 12 months immediately prior to the substitution, (iii) the tenant of the replacement property shall have comparable credit quality and financial strength (as determined by Lender)
to the tenant of the applicable substituted property, and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       40

     RELEASE OF PARCELS. The Mervyns Portfolio Borrower may obtain a release of designated outparcels of land, without any required prepayment of the Mervyns
Portfolio Loan, provided the Mervyns Portfolio Borrower satisfies certain legal conditions as specified in the mortgage loan documents. BSCMI did not underwrite any income from the designated outparcels or assign any value to them.

     Certain additional information regarding the Mervyns Portfolio Loan and the
Mervyns Portfolio Properties is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       41

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 59 - EASTLAND MALL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

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refer to important information and qualifications at the end of this material.
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                                       42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 59 - EASTLAND MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       43

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 59 - EASTLAND MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $59,400,000
CUT-OFF DATE BALANCE:             $59,400,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               January 1, 2006
INTEREST RATE:                    5.850%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    December 1, 2015
EXPECTED MATURITY BALANCE:        $59,400,000
SPONSOR:                          CBL & Associates Limited Partnership
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out until the earlier of January 1,
                                  2009 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  September 1, 2015

LOAN PER SF:                      $92.21

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:         Springing
                                  Insurance:      Springing
                                  Cap Ex:         Springing
                                  TI/LC:          Springing
                                  Debt Service:   Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Bloomington, IL
YEAR BUILT/RENOVATED:             1967 / 1973, 1983, 1995, 1997 & 2000
PERCENT LEASED(1):                95.4%
SQUARE FOOTAGE:                   644,189
THE COLLATERAL:                   Class A regional mall
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              CBL & Associates Management, Inc.

MOST RECENT NET OP. INCOME:       $5,780,465
2ND MOST RECENT NET OP. INCOME:   $5,571,324
3RD MOST RECENT NET OP. INCOME:   $5,449,453
U/W NET OP. INCOME:               $5,824,396
U/W NET CASH FLOW:                $5,409,712
U/W OCCUPANCY:                    88.3%
APPRAISED VALUE:                  $79,000,000

CUT-OFF DATE LTV:                 75.2%
MATURITY DATE LTV:                75.2%
DSCR:                             1.56x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated October 17, 2005. Percent leased is based on the collateral square footage only.

THE EASTLAND MALL LOAN

     THE LOAN. The sixth largest loan (the "Eastland Mall Loan") as evidenced by the Promissory Note (the "Eastland Mall Note") is secured by a first priority fee and leasehold Mortgage, Assignment of Leases and Rents and Security
Agreement (the "Eastland Mall Mortgage") encumbering the 644,189 square foot regional mall known as Eastland Mall, located in Bloomington, Illinois (the
"Eastland Mall Property"). The Eastland Mall Loan was originated on November 15,
2005 by Wells Fargo Bank N.A.

     THE BORROWER. The borrower is Eastland Mall, LLC, an Illinois limited liability company (the "Eastland Mall Borrower") that owns no material asset other than the Eastland Mall Property and related interests. The Eastland Mall
Borrower is a joint venture between CBL & Associates Management, Inc. (0.5%
ownership), the property manager of the Eastland Mall Loan, and CBL & Associates
Limited Partnership (99.5% ownership), the sponsor of the Eastland Mall Loan.
Both entities are affiliates of CBL & Associates Properties, Inc. ("CBL"), a publicly traded REIT. CBL is a self-managed, self-administered, fully integrated
REIT engaged in the ownership, operation, marketing, management, leasing, expansion, development, redevelopment, acquisition and financing of regional malls and community centers.

     THE PROPERTY. The Eastland Mall Property is located in Bloomington,
Illinois, at 1615 East Empire Street in McLean County, in central Illinois, located approximately 40 miles east of Peoria, 135 miles south of Chicago, 172 miles west of Indianapolis and 167 miles north of St. Louis. The Eastland Mall
Property was originally constructed in 1967 and renovated in 1973, 1983, 1995,
1997 and 2000. It

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       44

consists of a single-story enclosed mall with five anchor buildings containing a
644,189 square feet of NRA as collateral for the Eastland Mall Loan. The
Eastland Mall Property is situated on approximately 53.0 acres and includes
3,666 parking spaces. The Eastland Mall Property is anchored by Bergner's,
Sears, Famous Barr (not part of collateral), Kohl's and JC Penney. There are also two outparcels that include Talbot's and Applebee's. JC Penney's lease
(71,218 square feet) is scheduled to expire in February 2007, Bergner's lease
(131,616 square feet) is scheduled to expire September 2008, and Sears' lease
(122,958 square feet) is scheduled to expire February 2011. These anchors pay nominal rents and have very low occupancy costs of 1.9% for JC Penney, 2.5% for
Bergner's, and 2.2% for Sears.

--------------------------------------------------------------------------------------------------
                                             CREDIT RATING OF                            OPERATING
                                              PARENT COMPANY               COLLATERAL    COVENANT
ANCHOR        PARENT COMPANY               (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
--------------------------------------------------------------------------------------------------

Bergner's     Saks Inc.                          B/B2/B+         131,616       Yes      09/11/2008
--------------------------------------------------------------------------------------------------
Sears         Sears Holdings Corporation       BB/Ba1/BB+        122,958       Yes      02/16/2011
--------------------------------------------------------------------------------------------------
Famous Barr   NAP                               --/--/--         121,231       No          None
--------------------------------------------------------------------------------------------------
Kohl's        Kohl's Corporation                 A/A3/A-          83,000       Yes      12/31/2019
--------------------------------------------------------------------------------------------------
JC Penney     JC Penney Company, Inc.         BBB-/Ba1/BB+        71,218       Yes      02/28/2007
--------------------------------------------------------------------------------------------------
TOTAL                                                            529,923
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------
                             AVERAGE                                                    CUMULATIVE
                          UNDERWRITTEN                              % OF TOTAL          % OF TOTAL
                  # OF      BASE RENT      % OF     CUMULATIVE     UNDERWRITTEN     UNDERWRITTEN BASE
                 LEASES      PER SF      TOTAL SF     % OF SF       BASE RENTAL      RENTAL REVENUES
     YEAR       ROLLING      ROLLING      ROLLING     ROLLING    REVENUES ROLLING        ROLLING
-----------------------------------------------------------------------------------------------------

    Vacant         11        $ 0.00          4%          4%              0%                  0%
-----------------------------------------------------------------------------------------------------
     MTM            0        $ 0.00          0%          4%              0%                  0%
-----------------------------------------------------------------------------------------------------
     2005           6        $25.72          2%          5%              4%                  4%
-----------------------------------------------------------------------------------------------------
     2006           3        $15.99          1%          6%              1%                  6%
-----------------------------------------------------------------------------------------------------
     2007           6        $ 4.14         14%         20%              7%                 12%
-----------------------------------------------------------------------------------------------------
     2008           9        $ 4.49         25%         45%             13%                 25%
-----------------------------------------------------------------------------------------------------
     2009          15        $31.98          3%         48%             11%                 37%
-----------------------------------------------------------------------------------------------------
     2010          16        $22.43         10%         58%             25%                 62%
-----------------------------------------------------------------------------------------------------
     2011           7        $ 6.11         23%         81%             16%                 77%
-----------------------------------------------------------------------------------------------------
     2012           3        $24.53          1%         82%              2%                 80%
-----------------------------------------------------------------------------------------------------
     2013           3        $61.49          0%         82%              2%                 82%
-----------------------------------------------------------------------------------------------------
     2014           5        $25.83          2%         84%              7%                 89%
-----------------------------------------------------------------------------------------------------
2015 & Beyond       7        $ 6.06         16%        100%             11%                100%
-----------------------------------------------------------------------------------------------------

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       45

     The following table presents certain information relating to the major tenants at the Eastland Mall Property:

--------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL     ANNUALIZED
                          CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME              MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------

Bergner's                     B/B2/B+      131,616    20%     $        0          0%          $ 0.00      09/11/2008
--------------------------------------------------------------------------------------------------------------------
Sears                       BB/Ba1/BB+     122,958    19%     $  245,916          4%          $ 2.00      02/16/2011
--------------------------------------------------------------------------------------------------------------------
Kohl's                        A/A3/A-       83,000    13%     $  120,079          2%          $ 1.45      12/31/2019
--------------------------------------------------------------------------------------------------------------------
JC Penney                  BBB-/Ba1/BB+     71,218    11%     $   78,357          1%          $ 1.10      02/28/2007
--------------------------------------------------------------------------------------------------------------------
Old Navy                  BBB-/Baa3/BBB-    22,891     4%     $  289,619          5%          $12.65      02/28/2010
--------------------------------------------------------------------------------------------------------------------
MC Sports                    --/--/--       13,445     2%     $  168,063          3%          $12.50      12/31/2007
--------------------------------------------------------------------------------------------------------------------
Gap                       BBB-/Baa3/BBB-     8,119     1%     $  138,669          3%          $17.08      02/28/2010
--------------------------------------------------------------------------------------------------------------------
Deb Shops                   --/--/--         7,984     1%     $  120,000          2%          $15.03      01/31/2010
--------------------------------------------------------------------------------------------------------------------
The Limited                --/Baa2/BBB       7,777     1%     $  178,871          3%          $23.00      01/31/2016
--------------------------------------------------------------------------------------------------------------------
Express                    --/Baa2/BBB       7,116     1%     $  199,248          4%          $28.00      01/31/2014
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     476,124    74%     $1,538,822         27%          $ 3.23
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP         143,175    22%     $4,087,519         73%          $28.55        Various
--------------------------------------------------------------------------------------------------------------------
Vacant Space                   NAP          24,890     4%     $        0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     644,189   100%     $5,626,341        100%          $ 8.73
--------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger event ("Trigger Event," described below), the Eastland Mall Borrower is required to (i) begin making monthly deposits for real estate taxes and insurance based on the current estimated expenses, (ii) begin making monthly capital expense reserve payments of $11,773 per month, and rollover reserve payments of $24,000 per month, and (iii) deposit all excess monthly cash flow into a debt service reserve upon the earlier of the following events: (x) the occurrence of a default, and (y) the DSCR is less than 1.10x. A Trigger Event shall occur upon
(i) an assignment of the Eastland Mall Loan pursuant to a Transfer of the
Property, or upon (ii) the date when the DSCR is less than 1.30x.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Eastland Mall Loan.

     PROPERTY MANAGEMENT. The Eastland Mall Property is managed by CBL &
Associates Management, Inc.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Eastland Mall Borrower is
permitted to incur future unsecured subordinate debt from affiliates of the
Eastland Mall Borrower for various purposes, provided that, among other conditions, (i) a subordination agreement acceptable to lender is delivered,
(ii) the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase of leasing of equipment; (iii) the intercompany debt does not exceed 5%
of the outstanding principal balance of the Eastland Mall Loan.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. With lender's prior consent, the Eastland Mall Borrower may obtain the release of any parcel of land at the Eastland Mall Property subject to certain conditions set forth in the mortgage loan documents, including among other things: (i) the parcel to be released is not occupied by a tenant, and (ii) the rent for the parcel has not formed the basis for the lender's underwriting of the loan.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       46

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                                       47

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 60 - UNIVERSITY TOWN CENTRE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

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                                       48

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 60 - UNIVERSITY TOWN CENTRE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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                                       49

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 60 - UNIVERSITY TOWN CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $52,000,000
CUT-OFF DATE BALANCE:             $52,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               November 1, 2005
INTEREST RATE:                    5.750%
AMORTIZATION:                     Interest Only through October 1, 2007.
                                  Principal and interest payments of $303,457.89
                                  beginning November 1, 2007 through maturity.

ARD:                              October 1, 2015
HYPERAMORTIZATION:                After the ARD, the loan interest rate steps up
                                  to the greater of (i) 5.75% plus 2.50% or (ii)
                                  the 10-year on the run U.S. Treasury Issue
                                  rounded to the nearest basis point plus 2.50%.
MATURITY DATE:                    October 1, 2035
EXPECTED MATURITY BALANCE:        $45,907,262
SPONSORS:                         James Michael Nidiffer; James Brent Roswall
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of November 1,
                                  2009 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after July
                                  1, 2015.

LOAN PER SF:                      $134.17

UP-FRONT RESERVES:                RE Tax:      $2,879
                                  Cap Ex:      $73,627
                                  Other:       $687,987

ONGOING RESERVES:                 RE Tax:      $1,033 / month
                                  Insurance:   Springing
                                  TI/LC:       $6,000 / month

LOCKBOX:                          Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Morgantown, WV
YEAR BUILT/RENOVATED:             2004-2005 / NAP
PERCENT LEASED(1):                99.3%
SQUARE FOOTAGE:                   387,564
THE COLLATERAL:                   Multi-tenant grocery anchored retail center
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Interstate Management, L.L.C

MOST RECENT NET OP. INCOME:       NAP
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $4,548,429
U/W NET CASH FLOW:                $4,338,438
U/W OCCUPANCY:                    96.5%
APPRAISED VALUE:                  $69,600,000
CUT-OFF DATE LTV:                 74.7%
ARD DATE LTV:                     66.0%
DSCR:                             1.43x
POST IO DSCR:                     1.19x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated November 23, 2005.

UNIVERSITY TOWN CENTRE

     THE LOAN. The seventh largest loan (the "University Town Centre Loan") as evidenced by the Amended and Restated Secured Promissory Note (the "University
Town Centre Note") is secured by a first priority fee Amended and Restated
Credit Line Deed of Trust, Security Agreement and Assignment of Rents (the
"University Town Centre Mortgage") encumbering the 387,564 square foot multi-tenant grocery anchored retail center known as University Town Centre, located in Morgantown, West Virginia (the "University Town Centre Property").
The University Town Centre Loan was originated on September 2, 2005 and amended on November 29, 2005 by or on behalf of Principal Commercial Funding, LLC.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       50

     THE BORROWER. The borrower is Mountaineer Property Co. II, LLC, a West
Virginia limited liability company (the "University Town Centre Borrower") that owns no material asset other than the University Town Centre Property and related interests. James Michael Nidiffer (49.5% ownership interest in the
University Town Centre Property) and James Brent Roswall (49.5% ownership interest in the University Town Centre Property) are the sponsors of the
University Town Centre Loan. Combined, the two sponsors have over 35 years of real estate experience with backgrounds in leasing, sales, development, management, consultation, etc. Mr. Nidiffer's background consists of site acquisition and consulting to several restaurant chains, feasibility studies on new shopping centers/restaurants, land assemblages for various retail developments, sales and leasing, as well as development. Mr. Nidiffer and Mr.
Roswall each currently have ownership interest in 17 real estate projects.

     THE PROPERTY. The University Town Centre Property is a newly constructed anchored retail center that contains 7 buildings for a total of 387,564 square feet of net rentable area. There are 10 anchors tenants in the subject shopping center comprising 315,764 square feet. The construction consists of concrete panels with decorative brick and block store fronts. The University Town Centre
Property is located at I-79 and U.S. Route 19 in Morgantown, West Virginia. The
University of West Virginia's Evansdale Campus is located 1-2 miles from the subject via Route 19. The center has one primary access point off Route 19.
There are 2,421 parking spaces for a ratio of 6.25/1,000 square feet.

--------------------------------------------------------------------------------------------------------------------
                                                              CREDIT RATING OF                             OPERATING
                                                               PARENT COMPANY                COLLATERAL    COVENANT
ANCHOR                    PARENT COMPANY                     (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
--------------------------------------------------------------------------------------------------------------------

Giant Eagle               Giant Eagle, Inc.                        --/--/--         65,341       Yes         None
--------------------------------------------------------------------------------------------------------------------
Hollywood Theatres Inc.   Hollywood Theatres, Inc.                 --/B2/B          39,773       Yes         None
--------------------------------------------------------------------------------------------------------------------
Dicks Sporting Goods      Dicks Sporting Goods, Inc.               --/--/B+         45,000       Yes          (1)
--------------------------------------------------------------------------------------------------------------------
Best Buy                  Best Buy Stores, L.P.                   BBB/--/BBB        30,000       Yes         None
--------------------------------------------------------------------------------------------------------------------
Barnes & Noble            Barnes & Noble Booksellers, Inc.         --/--/--         23,600       Yes          (1)
--------------------------------------------------------------------------------------------------------------------
Bed Bath and Beyond       Bed Bath and Beyond, Inc.               --/--/BBB         26,400       Yes          (1)
--------------------------------------------------------------------------------------------------------------------
Goody's                   Goody's Family Clothing, Inc.            --/--/--         30,000       Yes          (1)
--------------------------------------------------------------------------------------------------------------------
TJX Companies             The TJX Companies, Inc.                  --/A3/A          26,000       Yes          (1)
--------------------------------------------------------------------------------------------------------------------
Petco                     Petco Animal Supplies, Inc.             --/Ba2/BB         14,850       Yes          (1)
--------------------------------------------------------------------------------------------------------------------
Old Navy                  Old Navy, LLC                         BBB-/Baa3/BBB-      14,800       Yes          (1)
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                                              315,764
--------------------------------------------------------------------------------------------------------------------

(1)  Dicks Sporting Goods, Barnes & Noble, Bed Bath and Beyond, Goody's, TJX
     Companies, Petco, and Old Navy each have co-tenancy clauses tied to various center occupancy requirements, per the leases.

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                                  AVERAGE                                       % OF TOTAL     CUMULATIVE % OF TOTAL
                               CONTRACT RENT                   CUMULATIVE    CONTRACT RENTAL      CONTRACT RENTAL
                # OF LEASES    (ANNUALIZED)    % OF TOTAL SF     % OF SF       (ANNUALIZED)    (ANNUALIZED) REVENUES
     YEAR         ROLLING     PER SF ROLLING      ROLLING        ROLLING    REVENUES ROLLING          ROLLING
--------------------------------------------------------------------------------------------------------------------

    Vacant           1            $ 0.00             1%             1%              0%                    0%
--------------------------------------------------------------------------------------------------------------------
     2005            0            $ 0.00             0%             1%              0%                    0%
--------------------------------------------------------------------------------------------------------------------
     2006            0            $ 0.00             0%             1%              0%                    0%
--------------------------------------------------------------------------------------------------------------------
     2007            0            $ 0.00             0%             1%              0%                    0%
--------------------------------------------------------------------------------------------------------------------
     2008            0            $ 0.00             0%             1%              0%                    0%
--------------------------------------------------------------------------------------------------------------------
     2009            0            $ 0.00             0%             1%              0%                    0%
--------------------------------------------------------------------------------------------------------------------
     2010           15            $16.27            17%            18%             22%                   22%
--------------------------------------------------------------------------------------------------------------------
     2011            0            $ 0.00             0%            18%              0%                   22%
--------------------------------------------------------------------------------------------------------------------
     2012            0            $ 0.00             0%            18%              0%                   22%
--------------------------------------------------------------------------------------------------------------------
     2013            0            $ 0.00             0%            18%              0%                   22%
--------------------------------------------------------------------------------------------------------------------
     2014            0            $ 0.00             0%            18%              0%                   22%
--------------------------------------------------------------------------------------------------------------------
2015 & Beyond       12            $12.12            82%           100%             78%                  100%
--------------------------------------------------------------------------------------------------------------------

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                                       51

     The following table presents certain information relating to the major tenants at the University Town Centre Property:

---------------------------------------------------------------------------------------------------------------------
                           CREDIT RATING                      ANNUALIZED     % OF TOTAL      ANNUALIZED
                               (FITCH/       TENANT    % OF    CONTRACT      ANNUALIZED    CONTRACT RENT      LEASE
TENANT NAME               MOODY'S/S&P)(1)     NRSF     NRSF    RENT ($)    CONTRACT RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Giant Eagle                   --/--/--       65,341      17%  $  751,422          15%          $11.50      09/30/2025
---------------------------------------------------------------------------------------------------------------------
Hollywood Theatres Inc.       B2/--/B        39,773      10%  $  570,743          12%          $14.35      10/31/2020
---------------------------------------------------------------------------------------------------------------------
Dicks Sporting Goods          --/--/B+       45,000      12%  $  540,000          11%          $12.00      01/31/2021
---------------------------------------------------------------------------------------------------------------------
Best Buy                     BBB/--/BBB      30,000       8%  $  405,000           8%          $13.50      01/31/2016
---------------------------------------------------------------------------------------------------------------------
Barnes & Noble                --/--/--       23,600       6%  $  341,020           7%          $14.45      08/31/2017
---------------------------------------------------------------------------------------------------------------------
Bed Bath and Beyond          --/--/BBB       26,400       7%  $  283,826           6%          $10.75      01/31/2016
---------------------------------------------------------------------------------------------------------------------
Goody's                       --/--/--       30,000       8%  $  277,500           6%          $ 9.25      01/31/2016
---------------------------------------------------------------------------------------------------------------------
TJX Companies                 --/A3/A        26,000       7%  $  221,000           4%          $ 8.50      08/31/2015
---------------------------------------------------------------------------------------------------------------------
Petco                        --/Ba2/BB       14,850       4%  $  219,038           4%          $14.75      10/31/2015
---------------------------------------------------------------------------------------------------------------------
Old Navy                   BBB-/Baa3/BBB-    14,800       4%  $  214,600           4%          $14.50      10/31/2010
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      315,764      81%  $3,824,149          77%          $12.11
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP          69,100      18%  $1,114,259          23%          $16.13        Various
---------------------------------------------------------------------------------------------------------------------
Vacant Space                    NAP           2,700       1%  $        0           0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      387,564   100.0%  $4,938,408       100.0%          $12.74
---------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. The University Town Centre Borrower is required to escrow 1/12 of real estate taxes monthly. The amount shown is the current monthly collection. Upon occurrence of an event of default, the University Town
Centre Borrower is required to deposit 1/12 of the estimated annual insurance premium costs monthly. In addition, a tenant improvement and leasing commission reserve of $6,000 is required to be escrowed on a monthly basis. Lastly, two tenant related reserves are being held by the Lender as additional holdbacks.
The first holdback in the amount of $118,140 will be held until Bed Bath &
Beyond begins paying contract rent on April 1, 2006. The second holdback in the amount of $569,847 will be held until an estoppel acceptable to the Lender is received from Hollywood Theaters and Best Buy Stores, LP.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
University Town Centre Loan. A hard lockbox will be established if an event of default occurs.

     PROPERTY MANAGEMENT. The University Town Centre Property is managed by
Interstate Management, L.L.C, which is an affiliate of the University Town
Centre Borrower. The management agreement is subordinate to the University Town
Centre Loan. Interstate Management, L.L.C has over 35 years of experience in the management, leasing, development and advisement of commercial real estate projects.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the University Town Centre Loan and the University Town Centre Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                       52

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                                       53

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                      MORTGAGE LOAN NO. 61 - DRISKILL HOTEL
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                      MORTGAGE LOAN NO. 61 - DRISKILL HOTEL
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                                       55

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 61 - DRISKILL HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $37,125,000
CUT-OFF DATE BALANCE:             $37,125,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               December 8, 2005
INTEREST RATE:                    5.730%
AMORTIZATION:                     Interest Only through November 8, 2007.
                                  Principal and interest payments of $216,179.97
                                  beginning December 8, 2007 through maturity.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    November 8, 2010
EXPECTED MATURITY BALANCE:        $35,741,286
SPONSOR:                          Lowe Hospitality Investment Partners, LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of November 3,
                                  2008 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after June
                                  8, 2010.

LOAN PER ROOM:                    $197,473.40

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:        Springing
                                  Insurance:     Springing
                                  Cap Ex:        Springing
                                  Ground Rent:   Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Austin, TX
YEAR BUILT/RENOVATED:             1886, 1929 / 1996-1999
OCCUPANCY(1):                     76.7%
ROOMS:                            188
THE COLLATERAL:                   Luxury hotel
OWNERSHIP INTEREST:               Fee / Leasehold

PROPERTY MANAGEMENT:              Destination Brazos Management, Inc.

MOST RECENT NET OP. INCOME:       $5,113,897
2ND MOST RECENT NET OP. INCOME:   $3,629,159
3RD MOST RECENT NET OP. INCOME:   $3,668,234
U/W NET OP. INCOME:               $4,675,870
U/W NET CASH FLOW:                $3,914,561
U/W OCCUPANCY:                    76.7%
APPRAISED VALUE:                  $60,000,000
CUT-OFF DATE LTV:                 61.9%
MATURITY DATE LTV:                59.6%
DSCR:                             1.81x
POST IO DSCR:                     1.51x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve months financials dated September
     30, 2005.

THE DRISKILL HOTEL LOAN

     THE LOAN. The eighth largest loan (the "Driskill Hotel Loan") as evidenced by the Promissory Note (the "Driskill Hotel Note") is secured by a first priority fee and leasehold Deed of Trust and Security Agreement (the "Driskill
Hotel Mortgage") encumbering the 35,719 square foot luxury hotel known as
Driskill Hotel, located in Austin, Texas (the "Driskill Hotel Property"). The
Driskill Hotel Loan was originated on November 3, 2005 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is LH Brazos Holding, LP, a Delaware limited partnership (the "Driskill Hotel Borrower") that owns no material asset other than the Driskill Hotel Property and related interests. The Driskill Hotel
Borrower is a subsidiary of Lowe Hospitality Investment Partners, LLC, the sponsor of the Driskill Hotel Loan. Lowe Hospitality Enterprise Investment
Partners, LLC is a national real estate organization active in commercial, hospitality and residential property investment, management and development.

     THE PROPERTY. The Driskill Hotel Property is located in Austin, Texas, at
604 Brazos Street. The Driskill Hotel Property is located in the Sixth Street entertainment corridor, which is the central business district of downtown
Austin. The Driskill Hotel

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       56

Property consists of a four-story historic building originally constructed in
1886 and a twelve-story traditional building constructed in 1929. The Driskill
Hotel Property underwent complete restoration between 1996 and 1999. The
Driskill Hotel Property is situated on approximately 0.8 acres and uses valet parking operated by the hotel that includes 131 parking spaces located in neighboring garages, which is not part of the collateral for the Driskill Hotel
Loan. A portion of the land constituting the four-story historic building is leased pursuant to a ground lease that expires in December 31, 2104.

---------------------------------------------------------------------------------------------------------
                         SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
---------------------------------------------------------------------------------------------------------
                      COMPETITIVE SET                  DRISKILL HOTEL              PENETRATION FACTOR
               -----------------------------   -----------------------------   --------------------------
    YEAR       OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
---------------------------------------------------------------------------------------------------------

    2002         68.1%     $139.53   $ 95.02     61.5%     $181.47   $111.60      90.3%    130.1%  117.4%
---------------------------------------------------------------------------------------------------------
    2003         73.0%     $139.19   $101.61     66.9%     $177.61   $118.82      91.6%    127.6%  116.9%
---------------------------------------------------------------------------------------------------------
    2004         70.3%     $139.62   $ 98.15     68.7%     $176.57   $121.30      97.7%    126.5%  123.6%
---------------------------------------------------------------------------------------------------------
T-12 09/2005     71.6%     $142.36   $101.93     76.7%     $185.58   $142.27     107.1%    130.4%  139.6%
---------------------------------------------------------------------------------------------------------

(1)  The above table is based on data provided by STR Reports.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger period (described below), the Driskill Hotel Borrower is required to deposit (i) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account
1/12 of the total annual amount monthly, (ii) an amount equal to 4% of the gross revenue for the Driskill Hotel Property into an FF&E reserve, and (iii) the
Driskill Hotel Borrower is required to deposit an amount equal to the monthly ground rent payable under the ground lease into a ground rent funds reserve.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established on the earlier of the occurrence of the following trigger events (each of which commences a "Lockbox Trigger Period"): (i) the occurrence and continuance of a loan event of default, and terminating upon the cure of such default, or (ii)
the DSCR is less than 1.27x, and terminating at such time that the Driskill
Hotel Property achieves a DSCR of greater than 1.27x for two consecutive months.

     PROPERTY MANAGEMENT. The Driskill Hotel Property is managed by Destination
Brazos Management, Inc., which is an affiliate of the Driskill Hotel Loan's sponsor. The management agreement is subordinate to the Driskill Hotel Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Driskill Hotel Loan and the
Driskill Hotel Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       57

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                        MORTGAGE LOAN NO. 62 - PLAZA EAST
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                        MORTGAGE LOAN NO. 62 - PLAZA EAST
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                                       59

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 62 - PLAZA EAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $35,300,000
CUT-OFF DATE BALANCE:             $35,300,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      NAP
FIRST PAYMENT DATE:               February 7, 2006
INTEREST RATE:                    5.490%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    January 7, 2016
EXPECTED MATURITY BALANCE:        $35,300,000
SPONSORS:                         H. Henry Elghanayan and Kamran T. Elghanayan
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of December 12,
                                  2008 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after July
                                  7, 2015.

LOAN PER UNIT:                    $177,386.93

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Multifamily
PROPERTY SUB-TYPE:                Mid-Rise
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1962 / 1994-1995
PERCENT LEASED(1):                100.0%
UNITS:                            199
THE COLLATERAL:                   16-story apartment building
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Rockrose Development Corp.

MOST RECENT NET OP. INCOME:       $2,787,423
2ND MOST RECENT NET OP. INCOME:   $2,878,272
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $2,924,900
U/W NET CASH FLOW:                $2,875,150
U/W OCCUPANCY:                    100%
APPRAISED VALUE:                  $69,200,000
CUT-OFF DATE LTV:                 51.0%
MATURITY DATE LTV:                51.0%
DSCR:                             1.46x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the borrower rent roll dated December 1, 2005, including units with approved application.

THE PLAZA EAST LOAN

     THE LOAN. The ninth largest loan (the "Plaza East Loan") as evidenced by the Promissory Note (the "Plaza East Note") is secured by a first priority fee
Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and
Security Agreement (the "Plaza East Mortgage") encumbering the 199-unit,
16-story apartment building known as Plaza East, located in New York, New York
(the "Plaza East Property"). The Plaza East Loan was originated on December 12,
2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 340 East 34 II L.L.C., a Delaware limited liability company (the "Plaza East Borrower") that owns no material asset other than the Plaza East Property and related interests. The Plaza East Borrower is a wholly-owned subsidiary of Rockrose Development Corporation. Rockrose
Development Corporation is an owner-builder of commercial and residential real estate, and currently owns and manages over 5,000 apartments and over 1,500,000 square feet of office and retail space.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       60

---------------------------------------------------------------------------------
             NUMBER     PERCENT    AVERAGE SF    AVERAGE MONTHLY   AVERAGE ANNUAL
UNIT TYPE   OF UNITS   LEASED(1)    PER UNIT    RENT PER UNIT(2)   RENT PER SF(2)
---------------------------------------------------------------------------------

Studio          42       100.0%         487          $1,794              $44
---------------------------------------------------------------------------------
1-Bedroom      152       100.0%         651          $2,461              $45
---------------------------------------------------------------------------------
2-Bedroom        5       100.0%       1,030          $3,822              $45
---------------------------------------------------------------------------------
TOTAL          199       100.0%         626          $2,353              $45
---------------------------------------------------------------------------------

(1)  Percent leased is based on the Borrower rent roll dated December 1, 2005, including units with approved applications.

(2)  Excludes units with approved applications.

     THE PROPERTY. The Plaza East Property is located in New York, New York, at
340 East 34th Street, between First and Second Avenues, in the Murray Hill section of New York. The Plaza East Property was originally constructed in 1962 and renovated in 1994-1995. It consists of 142,260 square feet of gross building area and is a 16-story apartment building. The Plaza East Property is situated on approximately 13,825 square feet of land area. The Plaza East Property includes a parking garage with 41 parking spaces and 1,127 square feet of office space.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a lockbox trigger period (described below), (i) the Plaza East Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, and (ii) the Plaza East Borrower is required to deposit $4,477.50 monthly into a capital expenditures reserve.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Plaza East Loan. Cash management will commence (a "Lockbox Trigger Period") if the actual NOI (tested as of the end of each calendar quarter) is less than
$2,402,497, and continue until such time that the actual NOI (tested as of the end of each calendar month) is, and has been for three consecutive calendar months, equal to or greater than $2,486,165.

     PROPERTY MANAGEMENT. The Plaza East Property is managed by Rockrose
Development Corp., which is an affiliate of the Plaza East Loan's sponsor. The management agreement is subordinate to the Plaza East Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Plaza East Borrower may obtain mezzanine financing provided certain conditions are met, including: (i) the mezzanine lender must enter into an intercreditor agreement, (ii) if the mezzanine loan bears interest at a floating rate, the loan documents require an interest rate cap to be maintained during the term of the mezzanine loan at a fixed strike price, (iii) the LTV ratio immediately following the closing of the mezzanine loan is no greater than 65%;
and (iv) the DSCR immediately following the closing of the mezzanine loan is no less than 1.46x based on a 7.5% loan constant.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Plaza East Loan and the Plaza
East Property is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       61

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 63 - WEST PALM BEACH MARRIOTT
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                                [PHOTOS OMITTED]

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                 MORTGAGE LOAN NO. 63 - WEST PALM BEACH MARRIOTT
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                                  [MAP OMITTED]

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                                       63

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 63 - WEST PALM BEACH MARRIOTT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $30,000,000
CUT-OFF DATE BALANCE:             $30,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (MOODY'S/S&P):      A2 / AAA
FIRST PAYMENT DATE:               November 1, 2005
INTEREST RATE:                    5.320%
AMORTIZATION TERM:                Interest Only through September 30, 2010.
                                  Principal and interest payments of $166,964.19
                                  beginning October 1, 2010
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    October 1, 2015
EXPECTED MATURITY BALANCE:        $27,798,227
SPONSOR:                          JWM Family Enterprises, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the later of October 1, 2008
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  August 1, 2015.

LOAN PER ROOM:                    $85,227.27

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         West Palm Beach, FL
YEAR BUILT/RENOVATED:             1981 / 2004
OCCUPANCY(1):                     75.4%
ROOMS:                            352
THE COLLATERAL:                   A 10-story, full-service hotel
OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Marriott Hotel Services, Inc.

MOST RECENT NET OP. INCOME(2):    $7,392,547
2ND MOST RECENT NET OP. INCOME:   NAP
3RD MOST RECENT NET OP. INCOME:   NAP
U/W NET OP. INCOME:               $6,726,858
U/W NET CASH FLOW:                $5,885,802
U/W OCCUPANCY:                    76.0%
APPRAISED VALUE:                  $67,400,000
CUT-OFF DATE LTV:                 44.5%
MATURITY DATE LTV:                41.2%
DSCR:                             3.64x
POST IO DSCR:                     2.94x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the 12-month operating statements ending July 31,
     2005.

(2)  Most recent net operating income is based on the annualized trailing
     7-month financial performance as of July 15, 2005.

THE WEST PALM BEACH MARRIOTT LOAN

     THE LOAN. The tenth largest loan (the "West Palm Beach Marriott Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the West Palm Beach Marriott hotel located in West Palm Beach, Florida (the
"West Palm Beach Marriott Property"). The West Palm Beach Marriott Loan was
originated on September 28, 2005 by Wells Fargo Bank N.A.

     THE BORROWER. The borrower, PBM Properties, LLC (the "West Palm Beach
Marriott Borrower"), is a single purpose entity that owns no material assets other than the West Palm Beach Marriott Property and related interests. The West
Palm Beach Marriott Borrower is a single member limited liability company structured with an independent director. The guarantor is JWM Family
Enterprises, L.P., while JWM Family Enterprises, Inc. is the sole general partner of JWM Family Enterprises, L.P. and owns a 14.67% interest in the guarantor. The JWM Family Enterprises, L.P. is partially owned by J.W. Marriott
Jr., who is the son of the Marriott founder and the current Chairman of the
Board of Directors and CEO of Marriott International. Based on the JWM Family
Enterprises, L.P. balance sheet as of December 31, 2004, the guarantor reports a net worth of approximately $480,000,000. The guarantor's portfolio consists of
10 hotels in six states, which are all managed by Marriott International, Inc.
("Marriott").

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       64

     THE PROPERTY. The West Palm Beach Marriott Property is a 10-story, 352-room full-service hotel located in West Palm Beach, Florida. The property was built in 1981, acquired by the West Palm Beach Marriott Borrower in December 2002, and
extensively renovated in 2004 receiving approximately $18,000,000, or $52,273 per key, in capital improvements. Following the completion of renovations in
October 2004, the hotel changed franchise affiliations and was re-flagged as a
Marriott. The West Palm Beach Marriott Property features a fully equipped fitness center with a heated outdoor swimming pool, as well as approximately
13,000 square feet of function space, including a 6,615 square foot ballroom, a restaurant and cafe, as well as a business center and wireless internet throughout the hotel.

     The West Palm Beach Marriott Property is located across Okeechobee
Boulevard from the Palm Beach Convention Center and adjacent to the Kravis
Center for the Performing Arts. Additionally, the West Palm Beach Marriott
Property is approximately 2 miles from the West Palm Beach Airport.

--------------------------------------------------------------------------------------------------------
                         SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
--------------------------------------------------------------------------------------------------------
                      COMPETITIVE SET            WEST PALM BEACH MARRIOTT         PENETRATION FACTOR
               ----------------------------   -----------------------------   --------------------------
    YEAR       OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
--------------------------------------------------------------------------------------------------------

    2002          NAP          NAP      NAP      NAP          NAP       NAP       NAP       NAP     NAP
--------------------------------------------------------------------------------------------------------
    2003          NAP          NAP      NAP      NAP          NAP       NAP       NAP       NAP     NAP
--------------------------------------------------------------------------------------------------------
    2004          NAP          NAP      NAP      NAP          NAP       NAP       NAP       NAP     NAP
--------------------------------------------------------------------------------------------------------
T-12 07/2005     76.2%     $113.26   $86.32     79.3%     $165.42   $131.18     104.1%    146.1%  152.0%
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(1)  The Competitive Set numbers in the above table are based on the most recent
     STR report as of July 2005. The West Palm Beach Marriott numbers are based on the annualized trailing 7-months financial performance as of July 15,
     2005.

     PROPERTY MANAGEMENT. The West Palm Beach Marriott Property is managed by
Marriott Hotel Services, Inc., an affiliate of Marriott International, Inc.
Marriott (NYSE: MAR; rated Baa2/BBB+ by Moody's/S&P) is a hospitality company that engages in the operation and franchising of hotels and related lodging facilities worldwide, as well as develops and operates vacation ownership resorts.

     ESCROWS AND RESERVES. The West Palm Beach Marriott Borrower is required to escrow for real estate taxes and property insurance premiums provided a trigger event has occurred. Real estate tax impounds are not required provided (i) the
DSCR based on the cash flow for the three calendar month period immediately preceding the date of calculation (assuming a mortgage loan constant of 10%), and the projected DSCR that would be due for the three calendar month period immediately following the date of calculation, is equal to or greater then
1.00x, and (ii) all real estate and personal property taxes are not delinquent.
Property insurance impounds are not required provided there is an approved blanket policy for general liability and property insurance in place, the West
Palm Beach Marriott Loan is not in default and insurance payments are current.
FF&E impounds are not required, however, the West Palm Beach Marriott Borrower is required to adhere to the management agreement, whereby (i) 3% of gross revenues were reserved for Fiscal Year 2004, (ii) 4% of gross revenues were reserved for Fiscal Year 2005, (iii) 5% of gross revenues are reserved for
Fiscal Year 2006 and all Fiscal Periods thereafter. If at any time the FF&E reserve is not held according to the management agreement, the West Palm Beach
Marriott Borrower is required to establish a reserve in an amount to be determined.

     LOCKBOX AND CASH MANAGEMENT. A hard lock box will be triggered sixty (60)
days following the occurrence and during the continuation of an event of default under the Mortgage.

     MEZZANINE LOAN, UNSECURED DEBT AND PREFERRED EQUITY INTEREST. There exists unsecured subordinate debt in an amount not to exceed $11,000,000 and subject to the terms of a subordination and standstill agreement.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the West Palm Beach Marriott Loan and West Palm Beach Marriott Property is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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